Exhibit 4.1

Execution Version

NOGIN, INC.

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

March 26, 2023

7.00% Convertible Senior Notes Due 2026

FIRST SUPPLEMENTAL INDENTURE, dated as of March 26, 2023 (this “Supplemental Indenture”), among Nogin, Inc., a Delaware corporation (the “Company”), Nogin Commerce, Inc., a Delaware corporation, and Native Brands Group LLC, a California limited liability company, as guarantors (collectively, the “Guarantors” and each, a “Guarantor”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), to the Indenture, dated as of August 26, 2022 (the “Original Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent.

WHEREAS, the Company has heretofore executed and delivered the Original Indenture, pursuant to which the Company issued its 7.00% Convertible Senior Notes Due 2026 (the “Notes”);

WHEREAS, Section 8.02 of the Original Indenture provides that the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Original Indenture with the consent of each affected Holder to make any change, among other things, that adversely affects the conversion rights of any Note, including the Conversion Rate and any adjustments thereto (the “Requisite Consents”);

WHEREAS, on or prior to the date hereof, the Company has obtained the Requisite Consents from the Holders for the amendments of the Original Indenture and the Notes as set forth in Article II of this Supplemental Indenture (the “Amendments”);

WHEREAS, subject to the provision of Section 2.16 of the Original Indenture, the Company has received and delivered to the Trustee written evidence of the Requisite Consents to effect the Amendments;

WHEREAS, the Board of Directors of the Company by resolutions (the “Resolutions”), adopted on March 25, 2023, has duly authorized, on behalf of the Company, this Supplemental Indenture and the Company has delivered the Resolutions to the Trustee and the Collateral Agent;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee and the Collateral Agent have received an Officer’s Certificate and an Opinion of Counsel as contemplated by Section 8.06 of the Original Indenture; and

WHEREAS, the Company has (i) requested and hereby requests that the Trustee and the Collateral Agent execute and deliver this Supplemental Indenture and (ii) satisfied all requirements necessary to make this Supplemental Indenture a valid and binding instrument, enforceable against the Company (and any Guarantor) in accordance with its terms.

WITNESSETH:

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions in the Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:

(a) a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;

(b) the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;

(c) unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and

(d) Article and Section headings herein are for convenience only and shall not affect the construction hereof.

ARTICLE II

AMENDMENTS TO THE ORIGINAL INDENTURE

Section 2.1. Effective upon the date hereof, the Original Indenture is hereby amended to delete text (indicated textually in the same manner as the following example~~: red stricken text~~) and the green, stricken text (indicated textually in the same manner as the following example: ~~green, stricken text~~) and to add the bold, blue and double-underlined text (indicated textually in the same manner as the following example: bold, blue and double-underlined text) and the green, underlined text (indicated as follows: green, underlined text), in each case, as set forth on the pages attached as Annex A.

ARTICLE III

MISCELLANEOUS

Section 3.1. Operativeness of Amendments. This Supplemental Indenture will become effective immediately upon its execution and delivery by the parties hereto.

Section 3.2. Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

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Section 3.3. Trustee or Collateral Agent Not Responsible for Recitals. The recitals and statements herein contained are made solely by the Company and not by the Trustee or the Collateral Agent, and each of the Trustee and the Collateral Agent assumes no responsibility for the correctness thereof. Neither the Trustee nor the Collateral Agent makes any representation as to the validity, adequacy or sufficiency of this Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, protections, benefits, immunities, powers, and duties of the Trustee and the Collateral Agent shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 3.4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.5. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 3.6. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.7 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NOGIN, INC., as Issuer

By:	/s/ Jonathan S. Huberman
	Name:	Jonathan S. Huberman
	Title:	Chief Executive Officer, President and Chairman of the Board

NOGIN COMMERCE, INC., as Guarantor

By:	/s/ Geoffrey Van Haeren
	Name:	Geoffrey Van Haeren
	Title:	President

NATIVE BRANDS GROUP LLC, as Guarantor

By:	/s/ Geoffrey Van Haeren
	Name:	Geoffrey Van Haeren
	Title:	Manager

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Brian T. Jensen
	Name:	Brian T. Jensen
	Title:	Vice President

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

ANNEX A

EXECUTION VERSION

SOFTWARE ACQUISITION GROUP INC. III

as Issuer,

THE GUARANTORS PARTY HERETO,

as Guarantors,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

INDENTURE

Dated as of August 26, 2022

7.00 % Convertible Senior Notes due 2026

TABLE OF CONTENTS

Page

Article 1. Definitions; Rules of Construction		1

Section 1.01.	Definitions	1
Section 1.02.	Other Definitions	~~33~~36
Section 1.03.	Rules of Construction	~~34~~36

Article 2. The Notes		~~35~~38

Section 2.01.	Form, Dating and Denominations	~~35~~38
Section 2.02.	Execution, Authentication and Delivery	~~36~~38
Section 2.03.	Initial Notes; Accretion	~~37~~39
Section 2.04.	Method of Payment	~~37~~39
Section 2.05.	Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day	~~38~~40
Section 2.06.	Registrar, Paying Agent and Conversion Agent	~~38~~41
Section 2.07.	Paying Agent and Conversion Agent to Hold Property in Trust	~~39~~42
Section 2.08.	Holder Lists	~~40~~42
Section 2.09.	Legends	~~40~~42
Section 2.10.	Transfers and Exchanges; Certain Transfer Restrictions	~~41~~43
Section 2.11.	Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change	~~46~~48
Section 2.12.	Removal of Transfer Restrictions	~~47~~49
Section 2.13.	Replacement Notes	~~47~~49
Section 2.14.	Registered Holders; Certain Rights with Respect to Global Notes	~~47~~50
Section 2.15.	Cancellation	~~47~~50
Section 2.16.	Notes Held by the Company or its Affiliates	~~48~~50
Section 2.17.	Temporary Notes	~~48~~50
Section 2.18.	Outstanding Notes	~~48~~51
Section 2.19.	Repurchases by the Company	~~49~~52
Section 2.20.	CUSIP and ISIN Numbers	~~49~~52

Article 3. Covenants		~~49~~52

Section 3.01.	Payment on Notes	~~49~~52
Section 3.02.	Exchange Act Reports	~~50~~52
Section 3.03.	Rule 144A Information	~~50~~53
Section 3.04.	Registration Rights; Additional Interest	~~51~~53
Section 3.05.	Compliance and Default Certificates	~~51~~54
Section 3.06.	Stay, Extension and Usury Laws	~~52~~54
Section 3.07.	Acquisition of Notes by the Company and its Affiliates	~~52~~54
Section 3.08.	Restricted Payments	~~52~~55
Section 3.09.	Material Collateral	~~55~~58
Section 3.10.	Incurrence of Indebtedness and Issuance of Preferred Stock	~~56~~59
Section 3.11.	Additional Guarantees	65
Section 3.12.	Collateral	~~62~~65

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Section 3.13.	Liquidity Covenant	~~62~~65
Section 3.14.	Covenant Suspension	66
Section 3.15.	Certain Tax Matters	~~63~~66
Section 3.16.	Payments for Consents	~~63~~66
Section 3.17.	Payments of Financial Advisory Fees	~~64~~67
Section 3.18.	Prepayment of liabilities and indebtedness	67

Article 4. Repurchase		~~64~~68

Section 4.01.	No Sinking Fund	~~64~~68
Section 4.02.	Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change	~~64~~68
Section 4.03.	No Redemption Right	~~68~~72

Article 5. Conversion		~~68~~72

Section 5.01.	Right to Convert	~~68~~72
Section 5.02.	Conversion Procedures	~~69~~73
Section 5.03.	Settlement upon Conversion	~~70~~74
Section 5.04.	Shares to be Fully Paid	~~73~~77
Section 5.05.	Adjustments to the Conversion Rate	~~73~~78
Section 5.06.	Voluntary Adjustments	~~84~~89
Section 5.07.	Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change	~~84~~89
Section 5.08.	Notice of the Occurrence of Certain Corporate Events	~~86~~91
Section 5.09.	Effect of Common Stock Change Event	~~87~~91
Section 5.10.	Responsibility of Trustee and Conversion Agent	~~88~~93
Section 5.11.	Beneficial Ownership Limitations	~~89~~94

Article 6. Successors		~~91~~96

Section 6.01.	When the Company May Merge, Etc.	~~91~~96
Section 6.02.	Qualified Successor Entity Substituted	~~92~~97

Article 7. Defaults and Remedies		~~92~~97

Section 7.01.	Events of Default	~~92~~97
Section 7.02.	Acceleration	~~95~~100
Section 7.03.	Sole Remedy for a Failure to Report	~~96~~101
Section 7.04.	Other Remedies	~~97~~102
Section 7.05.	Waiver of Past Defaults	~~97~~102
Section 7.06.	Control by Majority	~~98~~103
Section 7.07.	Limitation on Suits	~~98~~103
Section 7.08.	Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration	~~98~~104
Section 7.09.	Collection Suit by Trustee	~~99~~104
Section 7.10.	Trustee May File Proofs of Claim	~~99~~104
Section 7.11.	Priorities	~~99~~105
Section 7.12.	Undertaking for Costs	~~100~~105

Article 8. Amendments, Supplements and Waivers		~~100~~106

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Section 8.01.	Without the Consent of Holders	~~100~~106
Section 8.02.	With the Consent of Holders	~~101~~107
Section 8.03.	Notice of Amendments, Supplements and Waivers	~~103~~108
Section 8.04.	Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.	~~103~~108
Section 8.05.	Notations and Exchanges	~~103~~109
Section 8.06.	Trustee to Execute Supplemental Indentures	~~104~~109

Article 9. Guarantees		~~104~~110

Section 9.01.	Guarantees	~~104~~110
Section 9.02.	Limitation on Guarantor Liability	~~106~~112
Section 9.03.	Execution and Delivery of Guarantee	~~106~~112
Section 9.04.	When Guarantors May Merge, etc.	~~106~~112
Section 9.05.	Application of Certain Provisions of the Guarantors	~~107~~113
Section 9.06.	Release of Guarantees	~~107~~113

Article 10. Satisfaction and Discharge		~~108~~114

Section 10.01.	Termination of Company’s Obligations	~~108~~114
Section 10.02.	Repayment to Company	~~109~~115
Section 10.03.	Reinstatement	~~109~~115

Article 11. Trustee		~~109~~115

Section 11.01.	Duties of the Trustee	~~109~~115
Section 11.02.	Rights of the Trustee	~~110~~116
Section 11.03.	Individual Rights of the Trustee	~~112~~118
Section 11.04.	Trustee’s Disclaimer	~~112~~118
Section 11.05.	Notice of Defaults	~~112~~118
Section 11.06.	Compensation and Indemnity	~~113~~119
Section 11.07.	Replacement of the Trustee	~~114~~120
Section 11.08.	Successor Trustee by Merger, Etc.	~~115~~121
Section 11.09.	Eligibility; Disqualification	~~115~~121

Article 12. Collateral and Security		~~115~~121

Section 12.01.	Security Documents	~~115~~121
Section 12.02.	Recording and Opinions	~~115~~121
Section 12.03.	Release of Collateral	~~116~~122
Section 12.04.	Specified Releases of Collateral	~~116~~122
Section 12.05.	Release upon Satisfaction and Discharge or Amendment	~~117~~123
Section 12.06.	Form and Sufficiency of Release and Subordination	~~119~~125
Section 12.07.	Purchaser Protected	~~119~~125
Section 12.08.	Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents	~~120~~126
Section 12.09.	Authorization of Receipt of Funds by the Trustee Under the Security Documents	~~121~~127
Section 12.10.	Action by the Collateral Agent	~~121~~127
Section 12.11.	Compensation and Indemnity	~~122~~128
Section 12.12.	Post-Closing Collateral	~~123~~130

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Article 13. Miscellaneous		~~123~~130

Section 13.01.	Notices	~~123~~130
Section 13.02.	Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent	~~126~~132
Section 13.03.	Statements Required in Officer’s Certificate and Opinion of Counsel	~~126~~133
Section 13.04.	Rules by the Trustee, the Registrar, the Paying Agent, the Conversion Agent and the Collateral Agent	~~126~~133
Section 13.05.	No Personal Liability of Directors, Officers, Employees and Stockholders	~~126~~133
Section 13.06.	Governing Law; Waiver of Jury Trial	~~127~~133
Section 13.07.	Submission to Jurisdiction	~~127~~134
Section 13.08.	No Adverse Interpretation of Other Agreements	~~127~~134
Section 13.09.	Successors	~~127~~134
Section 13.10.	Force Majeure	~~128~~134
Section 13.11.	U.S.A. PATRIOT Act	~~128~~135
Section 13.12.	Calculations	~~128~~135
Section 13.13.	Severability; Entire Agreement	~~128~~135
Section 13.14.	Counterparts	~~129~~135
Section 13.15.	Table of Contents, Headings, Etc.	~~129~~135
Section 13.16.	Withholding Taxes	~~129~~136

Exhibits

Exhibit A: Form of Note		A-1

Exhibit B-1A: Form of Restricted Note Legend (Non-Accredited Investor Note)		B1A-1

Exhibit B-1B: Form of Restricted Note Legend (Accredited Investor Note)		B1B-1

Exhibit B-2: Form of Global Note Legend		B2-1

Exhibit B-3: Form of Non-Affiliate Legend		B3-1

Exhibit B-4: Form of Original Issued Discount Legend		B4-1

Exhibit C: Form of Supplemental Indenture		C-1

Exhibit D: Form of Notation of Guarantee		D-1

Exhibit E: [Reserved]		E-1

Exhibit F: Form of Intercreditor Agreement		F-1

Schedules

Schedule A – Accreted Principal Amount

Schedule B – Reserved

Schedule C – Existing Indebtedness

Schedule D – Existing Liabilities

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INDENTURE, dated as of August 26, 2022, between SOFTWARE ACQUISITION GROUP INC. III, a Delaware corporation, as issuer (to be renamed “Nogin, Inc.” in connection with the consummation of the transactions contemplated by the Business Combination Agreement) (the “Company”), Branded Online, Inc. dba Nogin, a Delaware corporation, and Native Brands Group LLC, a California limited liability company, as guarantors (collectively, the “Guarantors” and each, a “Guarantor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 7.00% Convertible Senior Notes due 2026 (the “Notes”).

Article 1. DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. DEFINITIONS.

“Accredited Investor Note” means the Note initially beneficially owned by Jonathan Huberman, and any Notes issued in exchange therefor or in substitution thereof, which, if in the form of a Global Note, will be identified a separate CUSIP number from Notes that are not Accredited Investor Notes; provided, however, that a Note that is an Accredited Investor Note will cease to be an Accredited Investor Note at such time, if any, when such Note ceases to be a Transfer-Restricted Security. The Trustee is under no obligation to determine whether any Note is an Accredited Investor Note and may conclusively rely on an Officer’s Certificate with respect thereto.

“Accreted Principal Amount” means the Original Principal Amount plus the principal accreted thereon pursuant to Section 2.03(B).

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning ascribed to it in the Subscription Agreement.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“April 2023 Equity Offering” means a primary only offering (whether public or private) of Common Stock, which offering may also include warrants exercisable for Common Stock, generating aggregate net cash proceeds of at least $10,000,000 after excluding an amount of gross proceeds resulting from any purchases made by any beneficial owner, or any Affiliate of any beneficial owner, of Notes up to the aggregate principal amount of all Promissory Notes issued to such beneficial owner.

“Asset Sale” means:

(1) the sale, lease, conveyance, license or other disposition of any assets or rights (whether in a single transaction or a series of related transactions), provided that the sale, lease, conveyance, license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Article 6; and

(2) the issuance of Equity Interests by any of the Company’s Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or one of its Subsidiaries).

Notwithstanding anything to the contrary in the preceding paragraph, none of the following items will be deemed to be an Asset Sale:

(1) a transfer of assets (including Equity Interests) between or among the Company and the Guarantors;

(2) a transfer of assets from a Subsidiary that is not a Guarantor to the Company, a Guarantor or a Subsidiary that is not a Guarantor;

(3) an issuance of Equity Interests by a Subsidiary of the Company to the Company or a Guarantor, and an issuance of Equity Interests by a Subsidiary of the Company that is not a Guarantor to a Subsidiary of the Company that is not a Guarantor;

(4) any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Subsidiaries (including the abandonment or other disposition of property that is, in the reasonable judgment of the Company, no longer profitable, economically practicable to maintain or useful in the conduct of the business of the Company and its Subsidiaries, taken as a whole);

(5) a Restricted Payment that does not violate Section 3.08;

(6) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of products, services, inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition (for the avoidance of doubt, licenses, sublicenses and other dispositions of rights in patents, trademarks, copyrights, know-how or other Intellectual Property shall be deemed not to be in the ordinary course);

(7) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(8) (x) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or (y) the sale or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

(9) any foreclosure or any similar action with respect to the property or other assets of the Company or any Subsidiary;

(10) the sublease or assignment to third parties of leased facilities in the ordinary course of business;

(11) [Reserved];

(12) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(13) the sale or other disposition of cash or Cash Equivalents; and

(14) any (A) non-exclusive license, or (B) licenses that are exclusive solely with respect to a specific geographic territory, in each case, for the licensing of Intellectual Property entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Subsidiaries has a commercial arrangement to provide services or technology and spectrum to enable the provision of such services to its customers, within such specific geographic territory; provided that, at the time such license is entered into, in the judgment of the Company, the granting of such license does not materially and adversely affect the business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be the amount of liability in respect thereof determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Denomination” means, with respect to a Note, a principal amount minimum denomination equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions or trust companies in the City of New York, New York or the principal office of the Trustee are authorized or obligated by law, regulation or executive order to close or be closed.

“Business Combination Agreement” that certain Agreement and Plan of Merger, dated as of February 14, 2022, by and among the Company, Nuevo Merger Sub, Inc. and Branded Online Inc. dba Nogin (“Target”), as amended from time to time.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with U.S. GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease on or prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, any and all shares, interests, rights to purchase, warrants and options (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Cash Equivalents” means:

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof with a final maturity not exceeding one year from the date of acquisition;

(2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose unsecured long term debt is rated at least “A” by Standard & Poor’s Ratings, a division of McGraw Hill Financial, Inc. (“S&P”), or at least “A2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;

(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;

(5) readily marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s or any respective successor agency;

(6) demand deposits, savings deposits, time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) with maturities of not more than 365 days from the date of acquisition;

(7) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (6); and

(8) in the case of a Foreign Subsidiary, instruments equivalent to those referred to in clauses (1) through (7) above denominated in a foreign currency, which are (i) substantially equivalent in tenor and readily convertible into United States Dollars, (ii) issued by, or entered into with, foreign persons with credit quality generally accepted by businesses in the jurisdictions in which such Foreign Subsidiary operates and (iii) customarily used by businesses for short-term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning ascribed to such term in the Security Documents.

“Collateral Agent” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Class A common stock of Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period (A) plus, without duplication (in each case, solely to the extent deducted in computing Consolidated Net Income):

(1) provision for taxes based on income or profits of such Person and its Subsidiaries and all franchise taxes for such period; plus

(2) the Fixed Charges of such Person and its Subsidiaries for such period (other than any Fixed Charges specified in clause (1) of the definition thereof) minus the consolidated interest income of such Person and its Subsidiaries for such period; plus

(3) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period; plus

(4) unusual, nonrecurring charges and expenses, whether or not classified as such under GAAP; plus

(5) charges, costs, losses, expenses or reserves related to: (A) any restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic and/or business initiatives, business optimization initiatives (including costs and expenses relating to business optimization programs which, for the avoidance of doubt, shall include implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs to start-up, pre-opening, opening, closure, transition and/or consolidation of business centers, operations, officers and facilities) including in connection with the SPAC Transactions and any acquisition or other investment consummated prior to the Issue Date and new systems design and implementation, as well as consulting fees and any onetime expense relating to enhanced accounting function, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) signing, retention and completion bonuses, (E) severance, relocation or recruiting, (F) charges and expenses incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general), and (G) expenses incurred in connection with casualty events or asset sales outside the ordinary course of business, in all cases, whether or not consummated and whether or not classified as such under GAAP; provided that, notwithstanding anything to the contrary, the aggregate amount that may be added back pursuant to this clause (A)(5) may not in the aggregate for any four fiscal quarter period exceed 20% of Consolidated EBITDA for such period (determined without giving effect to any such adjustments pursuant to this clause (A)(5)); plus

(6) non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (x) the Company may determine not to add back such non-cash item in the current Test Period, (y) to the extent the Company decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated EBITDA in such future period), including the following: (A) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (B) non-cash charges for deferred tax asset valuation allowances, (C) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities, (D) any non-cash charges or losses resulting from any purchase accounting adjustment or any step-ups with respect to re-valuing assets and liabilities in connection with the SPAC Transactions or any investments either existing or arising after the Issue Date, (E) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes and (F) any non-cash interest expense; provided that, in no event shall any write-downs or write-offs of accounts receivable be permitted as adjustments under this clause (A)(6); plus

(7) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus

(8) all (A) costs, fees and expenses relating to the SPAC Transactions, and (B) costs, fees and expenses (including diligence and integration costs) incurred in connection with

(x) investments in any Person, acquisitions of the Equity Interests of any Person, acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Note Party or any Subsidiary or (y) other transactions that are out of the ordinary course of business of such Person and its Subsidiaries in connection with equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith); in each case of clause (x) and (y), including transactions considered or proposed but not consummated, provided that the amount of such unconsummated transactions included pursuant to this clause (A)(8) shall not exceed $500,000 in any such period; plus

(9) Public Company Costs; plus

(10) the amount of customary indemnities and reasonable and customary fees and expense reimbursements paid to directors and/or members of advisory boards, including directors of the Company, which, with respect to fees, do not exceed $500,000 in the aggregate in any such period; plus

(11) items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or similar obligation to the extent actually paid or, so long as such Person and its Subsidiaries have not received a notice of denial from the obligor, such amounts that such Person has made a reasonable determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent a notice of denial is received or such amount is not so reimbursed within such 365 days), (B) paid (directly or indirectly) by a third party that is not a Note Party or a Subsidiary (except to the extent such payment gives rise to reimbursement obligations) or with the proceeds of a contribution to equity capital of such Person by a third party that is not a Note Party or a Subsidiary or (C) such Person has been, directly or indirectly, reimbursed for such item by a third party that is not a Note Party or a Subsidiary; plus

(12) [reserved]; plus

(13) [reserved]; plus

(14) to the extent covered by insurance and actually reimbursed or, so long as such Person and its Subsidiaries have not received a notice of denial, such amounts that such Person has made a reasonable determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent a notice of denial is received or such amount is not so reimbursed within such 365 days), expenses, charges or losses for such period with respect to liability or casualty events or business interruption; plus

(15) any losses from disposed or discontinued operations other than such dispositions and discontinuations in the ordinary course of operations;

(16) [reserved]; plus

(17) the effects of purchase accounting, fair value accounting or recapitalization accounting (including the effects of adjustments pushed down to such Person and its Subsidiaries) and the amortization, write-down or write-off of any such amount; plus

(B) minus without duplication (in each case, solely to the extent included in computing Consolidated Net Income) any non-cash items increasing such Consolidated Net Income for such period (other than the accrual of revenue in the ordinary course of business or any other such non-cash item to the extent that it represents a reduction in an accrual of or reserve for cash charges or expenses in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, Consolidated EBITDA, (a) for the fiscal quarter ended June 30, 2022, will be deemed to be $(4,561,783), (b) for the fiscal quarter ended March 31, 2022, will be deemed to be $(7,338,050), (c) for the fiscal quarter ended December 31, 2021, will be deemed to be $(406,319), and (d) for the fiscal quarter ended September 30, 2021, will be deemed to be $(858,759).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Subsidiaries for such period, on a consolidated basis determined in accordance with U.S. GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1) all extraordinary gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities, in each case not in the ordinary course of business, or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Subsidiary thereof);

(3) solely for the purpose of determining the amount available for Restricted Payments under Section 3.08(A), the net income for such period of any Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions paid in cash (or to the extent converted to cash) by any such Subsidiary to such Person, to the extent not already included therein;

(4) the cumulative effect of a change in accounting principles, together with any related provision for taxes, will be excluded;

(5) any non-cash compensation charge or expense for such Test Period, including any non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights, and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Subsidiaries in connection with the SPAC Transactions will be excluded;

(6) any non-cash gain or loss for such period from currency translation gains or losses or non-cash net gains or losses related to currency re-measurements of Indebtedness will be excluded;

(7) any unrealized net after-tax income (loss) from Hedging Obligations or cash management obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments in the ordinary course will be excluded;

(8) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(9) earn outs, contingent consideration or deferred purchase obligations in connection with the acquisition of a Permitted Business or assets used in a Permitted Business will be excluded.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(B).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 86.9565 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Convertible Promissory Note” means that certain Convertible Promissory Notes, dated as of March 26, 2023, by the Company and the Guarantors in favor of Tenor Metric Co-Invest Fund Ltd..

“Corporate Trust Office” means the designated office of the Trustee or the Collateral Agent, as the case may be, at which at any particular time this Indenture shall be administered, which office at the date hereof is located at Houston Greenway Plaza, 8 Greenway Plaza, Suite 1100, EX-TX-CGW1, Houston, TX 77046-0892, or such other address as the Trustee or the Collateral Agent, as the case may be, may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee or the Collateral Agent, as the case may be (or such other address as such successor Trustee or Collateral Agent, as the case may be, may designate from time to time by notice to the holders and the Company).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NOGN <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the date on which the Notes mature and (y) the date that is 91 days after the date no Notes remain outstanding; provided, that only the portion of the Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. Notwithstanding anything to the contrary in the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Fundamental Change or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is subject to the redemption or payment in full of the Notes and other Obligations including all accrued interest and fees with respect thereto. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or any and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory repurchase or redemption provisions of, such Disqualified Stock exclusive of accrued dividends (other than the accretion, accumulation or payment-in-kind of dividends).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Effective Price” means:

(1) in the case of an issuance and sale by the Company of any shares of Common Stock (with respect to a Qualifying Issuance) or a sale by one or more of the Founders of any shares of Common Stock (with respect to a Qualifying Sale), the value of the consideration received or receivable by (or at the direction of) the Company or such Founder(s), respectively, for such shares, expressed as an amount per share of Common Stock; and

(2) in the case of an issuance and sale by the Company of any securities convertible into, or exercisable or exchangeable for, Common Stock (with respect to a Qualifying Issuance) or a sale by one or more of the Founders of any securities convertible into, or exercisable or exchangeable, for Common Stock (with respect to a Qualifying Sale), an amount equal to a fraction whose:

(a) numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by (or at the direction of) the Company or such Founder(s) for the issuance or sale of such securities convertible into, or exercisable or exchangeable for, Common Stock; and (y) the value of the minimum aggregate additional consideration payable pursuant to securities convertible into, or exercisable or exchangeable for, Common Stock; and

(b) denominator is equal to the maximum number of shares of Common Stock underlying such securities convertible into, or exercisable or exchangeable for, Common Stock;

provided, however, that:

(w) for purposes of clauses (1) and (2)(a) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company, such Founder(s) and/or any of the affiliates thereof, as applicable, in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company, such Founder(s) and/or any of the affiliates thereof, as applicable) will be added to the aggregate consideration referred to in such clause;

(x) for purposes of clause (2) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such securities convertible into, or exercisable or exchangeable for, Common Stock are issued or sold, then the initial consideration payable under such securities convertible into, or exercisable or exchangeable for, Common Stock, or the initial number of shares of Common Stock underlying such securities convertible into, or exercisable or exchangeable for, Common Stock, as applicable, will be used and each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions) will be deemed, for purposes of the provision in Section 5.03(A)(vi) and without affecting any prior adjustments theretofore made to the Conversion Rate, to be the issuance of additional securities convertible into, or exercisable or exchangeable for, Common Stock;

(y) for purposes of clause (2) above, the surrender, extinguishment, maturity or other expiration of any such securities convertible into, or exercisable or exchangeable for, Common Stock will be deemed not to constitute consideration payable pursuant to such securities convertible into, or exercisable or exchangeable for, Common Stock; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such securities convertible into, or exercisable or exchangeable for, Common Stock, as applicable, are issued or sold, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Equity Interests” means Capital Stock; provided, however, that “Equity Interests” does not include any debt security that is convertible into, or exchangeable for, (a) Capital Stock or (b) Capital Stock and/or cash based on the value of such Capital Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Asset” has the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” means any of the following: (a) any Subsidiary that is prohibited by (i) applicable requirements of law or (ii) any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition or for the purpose of circumventing the guaranty or security requirements of the Note Documents), in each case so long as such contractual obligation prohibits such subsidiary from guaranteeing the Obligations (after giving effect to any anti-assignment provisions of the UCC) or which would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained) to provide a Guarantee (unless such governmental consent, approval, license or authorization has been obtained), or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to the Company or one of its Subsidiaries (or their direct or indirect equity holders) reasonably determined by the Company, (b) any Joint Venture, (c) each Immaterial Subsidiary, (d) any Foreign Subsidiary, (e) any FSHCO, or (f) any not-for-profit Subsidiaries or captive insurance companies designated by the Company from time to time.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date as listed on Schedule C hereto, until such amounts are repaid.

“Existing Liabilities” means all liabilities (including, without limitation, Indebtedness) as determined by GAAP of the Company and its Subsidiaries as of March 26, 2023, all of which such liabilities are listed on Schedule D hereto.

“Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, reasonably determined in good faith by (unless otherwise provided in this Indenture) the Board of Directors.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, acquires, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) Indebtedness incurred under any revolving credit facility for ordinary working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated after giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company as set forth in a certificate with supporting calculations delivered to the Trustee, to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions of business entities or property and assets constituting a division or line of business, dispositions of assets outside the ordinary course of business not constituting operations or a business, and incurrences of Indebtedness that have been made or incurred by the specified Person or any of its Subsidiaries, including through investments, mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries, during the reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, as if they had occurred on the first day of the reference period determined to be reasonably identifiable, reasonably anticipated to be realized and factually supportable, and otherwise consistent with the definition of Consolidated EBITDA (it being agreed such determinations need not be made in compliance with Regulation S-X or other applicable securities law);

(2) the Consolidated EBITDA attributable to material assets dispositions and discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

(4) any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period;

(5) any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as of the Calculation Date that exceeds 12 months); and

(7) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) any scheduled principal payments required for any Indebtedness of such Person and its Subsidiaries for such period; plus

(2) the consolidated interest expense of such Person and its Subsidiaries for such period (with all interest on the Notes to be deemed to be paid in cash), whether paid or accrued, including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest) incurred in respect of letter of credit or bankers’ acceptance financings, and giving the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding the amortization or write-off of debt issuance costs; provided that consolidated interest expense shall be calculated without giving effect to (i) the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease consolidated interest expense for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of any Indebtedness and (ii) any original issue discount on the Notes issued on the Issue Date; plus

(3) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or preferred stock of any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or payable to the Company or any of its Subsidiaries, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(4) the royalty or similar payments or expenses of such Person and its Subsidiaries, whether paid or accrued, in connection with a sale of any royalty owing to such Person and its Subsidiaries or a synthetic royalty or other financing or similar transaction based on revenues and other proceeds.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Founder” means any of Messrs. Jan-Christopher Nugent and Geoffrey Van Haeren (together with any other “person” or a “group” subject to aggregation or attribution of the Company’s share capital with such Founder under Section 13(d) of the Exchange Act).

“FSHCO” means any Domestic Subsidiary of the Company that has no material assets other than Equity Interests and, if applicable, Indebtedness in one or more Foreign Subsidiaries of the Borrower that are CFCs or other FSHCOs.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) (i) of shares of the Company’s Common Equity representing more than fifty percent (50%) of the voting power of all classes of the Company’s Common Equity; or (ii) of more than 50% of the outstanding shares of the Common Stock (or such other Common Equity into which the Common Stock has been reclassified);

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than any of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause

(A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change, which must be a Business Day that is no more than 35, nor less than 20, Business Days after the date the Company sends the Fundamental Change Repurchase Notice.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Notwithstanding the foregoing, for purposes of determining compliance with any provision herein, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or Cede & Co. (or such other name as the Depositary shall request), as its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture, the Notes and the other Note Documents pursuant to Article 9.

“Guarantor” means each Person named as such in the first paragraph of this Indenture, each other Person that becomes a Guarantor by executing an amended or supplemental indenture pursuant to Section 3.11, Section 8.01(B) and Section 9.03 and, subject to Section 9.04, its successors and assigns of the foregoing, in each case other than an Excluded Subsidiary.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Subsidiary of the Company that is not a Material Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of letters of credit, banker’s acceptances and similar instruments;

(4) representing Capital Lease Obligations, the balance deferred and unpaid of the purchase price of any property to the extent the same would be required to be shown as a long-term liability on the balance sheet of such person prepared in accordance with GAAP, or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services (including earn-outs) due more than six months after such property is acquired or such services are completed, but excluding (x) any accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which reserves have been taking in accordance with GAAP and (y) accounts payable incurred in the ordinary course of business and not past due by more than 90 days;

(6) representing any Hedging Obligations,

(7) [Reserved],

(8) in respect of any sale of future revenues or synthetic royalty or other financing based on future revenues derived from, and other proceeds arising out of, any product marketed or sold by such Person or any of its Subsidiaries, or

(9) representing any guarantees by such Person of Indebtedness of others.

in each case, if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with U.S. GAAP. In addition, the term “Indebtedness” includes, (i) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person and (ii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) equal to the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness.

Notwithstanding anything to the contrary in the foregoing paragraph, the term “Indebtedness” will not include (a) other than as set forth in clause (5) above, any earn-out obligations, contingent consideration, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; (e) customary purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (f) deferred compensation; and (g) other than as set forth in clause (5) above, accrued expenses. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 “Derivatives and Hedging” and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. Notwithstanding anything in this Indenture or any other Note Document to the contrary, in no event shall any fee or other compensation arrangement in connection with the issuance of the Notes or the SPAC Transaction constitute Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary knowhow and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); and (f) all rights of publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons.

“Interest Payment Date” means, with respect to a Note, each March 1 and September 1 of each year, commencing on March 1, 2023 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person determined as provided in this Indenture. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the repayment or disposition thereof for cash, not to exceed the original amount of such Investment.

“Issue Date” means August 26, 2022.

“Joint Venture” means any entity (i) in which the Company or any of its Subsidiaries owns 50% or less of the Equity Interests of that Company and does not control the Board of Directors or direct the policies of such entity ~~and~~or (ii) for which ~~none of~~ the Company ~~nor~~or any of its Subsidiaries provide operational support or otherwise operate the business of such Person.

“Junior Lien Indebtedness” means any Indebtedness of the Company or any Guarantor which (i) is secured by the Collateral on a Lien that is junior to the Notes pursuant to a Permitted Intercreditor Agreement, (ii) does not mature prior to a date that is at least 91 days after the Maturity Date (as such date may be extended as permitted hereunder), (iii) does not have any scheduled payments of principal prior to its maturity (other than customary mandatory prepayment provisions in connection with assets sales and any change of control solely to the extent any such mandatory prepayment is expressly conditioned on the redemption or payment in full of the Notes and other Obligations including all accrued interest and fees with respect thereto) and (iv) is not secured by any assets of the Company and its Subsidiaries other than the Collateral and is not guaranteed by any other Person other than the Guarantors pursuant to documentation substantially consistent with the Security Documents and the Guarantees, as applicable.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lien” means, with respect to any property, (a) any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, encumbrance, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and any lease in the nature thereof and any option, call, trust, contractual, statutory, UCC or similar right relating to such property, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, and (d) any other arrangement having the effect of providing security.

“Liquidity” means, as of any date of determination, cash and Cash Equivalents of the Company and its Subsidiaries on a consolidated basis that is not Restricted and that is held in a deposit account or securities account subject to a perfected security interest in favor of the Collateral Agent, provided that account control agreements shall not be required prior to the date that is 45 days after the Issue Date (as the same may be extended by the Trustee in its reasonable discretion).

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition).

“Make-Whole Fundamental Change Conversion Period” means the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Effective Date” means the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Collateral” means (i) all Intellectual Property that is material to, or necessary for the operation of, the business of the Company and its Subsidiaries, (ii) the Company’s Intelligent Commerce software solution and any other property material to, or necessary for the operation, of such software including any trade secrets or algorithms associated therewith and (iii) the revenues and proceeds of the foregoing.

“Material Subsidiary” means (a) each Subsidiary of the Company that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Company and its Subsidiaries for such quarter and that is designated by the Company as a Material Subsidiary and (b) any group comprising Subsidiaries of the Company that each would not have been a Material Subsidiary under clause

(a)

but that, taken together, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Company and its Subsidiaries for such quarter; provided that if, at any time and from time to time after the Issue Date, Subsidiaries that are not Material Subsidiaries have, in the aggregate, (x) consolidated revenues for such quarter greater than 10.0% of the consolidated revenues of the Company and its Subsidiaries for such quarter or (y) total assets as of the last day of such quarter greater than 10.0% of the total assets of the Company and its Subsidiaries on a consolidated basis then the Company shall, within thirty (30) days of the date on which financial statements for such quarter are furnished pursuant to this Indenture, (i) designate one or more of such Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 3.11 with respect to any such Subsidiaries.

“Maturity Date” means September 1, 2026.

“Net Proceeds” means, with respect to the consummation of any transaction described in Section 3.09, the excess, if any, of (i) the sum of cash and Cash Equivalents received by the Company or a Guarantor in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction (including appraisals, survey, brokerage, legal, title and recording or transfer tax expenses and commissions and legal, accounting and investment banking fees, sales commissions and other reasonable and customary fees and expenses) paid by such Person to third parties (other than Affiliates), (B) the taxes required to be paid or reasonably estimated to be payable as a result of such transaction, and (C) any amount subject to an escrow or provided as a reserve against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with any such transaction and which are reasonably expected to be paid, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated therewith (provided that, to the extent and at any time such amounts are not paid and are released from such escrow or reserve to the Company or any Guarantor, such amounts shall constitute Net Proceeds).

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Note Documents” means, collectively, this Indenture, the Notes, the Guarantees, the Security Documents and all other documents and instruments executed and delivered in connection herewith, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Note Party” means the Company and the Guarantors.

“Notes” means the 7.00% Convertible Senior Notes due 2026 issued by the Company pursuant to this Indenture.

“Obligations” means any principal (including any accreted amounts), interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness, including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Executive Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions.

“Order” means any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Original Principal Amount” means the principal amount of the Notes on the Issue Date, which, on an aggregate basis, is sixty five million five hundred thousand dollars ($65,500,000).

“Permitted Business” means any business conducted by the Company or any of its Subsidiaries on the Issue Date and any business that, in the good faith judgment of the Board of Directors, is similar or reasonably related, ancillary, supplemental or complementary thereto or a reasonable extension, development or expansions thereof.

“Permitted Investment” means:

(1) any Investment in the Company or a Subsidiary of the Company (but not, to avoid doubt, a Joint Venture);

(2) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Subsidiary of the Company or (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company;

(3) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(4) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits; and

(5) advances to customers or suppliers in the ordinary course of business.

“Permitted Liens” means:

(1) Liens on the Collateral securing any Indebtedness incurred under Section 3.10(B)(i); provided that the aggregate principal amount of such Indebtedness outstanding, on a pro forma basis, does not exceed the principal amount of the Notes issued on the Issue Date and;

(2) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary; provided, that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);

(3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition and such Liens cannot extend to any other property of the Company or any of its Subsidiaries;

(4) Liens to secure permitted Capital Lease Obligations or purchase money obligations, as permitted to be incurred under Section 3.10(B)(iii) and Section 3.10(B)(iv), and encumbering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);

(5) Liens in the form of licenses or sublicenses under commercial licensing agreements; provided that such licenses or sublicenses are permitted pursuant to clause (14) of the second paragraph of the definition of Asset Sale);

(6) Liens in favor of the Company or the Guarantors;

(7) Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974, as amended) in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), insurance, surety, bid, performance, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness); provided, that, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

(9) any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, or pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under, any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value or marketability of said properties or materially impair their use in the operation of the business of the owner or operator of such properties or business;

(10) Liens incurred pursuant to Indebtedness permitted to be incurred under Section 3.10(B)(xxii) and, solely to the extent that the Liens encumber solely the assets financed by such Indebtedness;

(11) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance; provided, that, such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or any Order entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(12) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with U.S. GAAP;

(13) Liens on assets securing Hedging Obligations permitted under Section 3.10;

(14) customary Liens (including pursuant to Treasury Management Arrangements) with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(15) any obligations or duties affecting any of the property of the Company or any of its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not materially impair the use of such property for the purposes for which it is held;

(16) any netting or set-off arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, Treasury Management Arrangements) for the purposes of netting debit and credit balances of the Company or any of its Subsidiaries;

(17) Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business (including customary contractual landlords’ liens under operating leases entered into in the ordinary course of business); and (i) which do not in the aggregate materially detract from the value of the property of the Company and its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Subsidiaries, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(18) customary transfer restrictions, purchase options, rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business; and

(19) Liens existing as of the Issue Date and Liens to secure any Permitted Refinancing of the Indebtedness with respect thereto; provided that such new Lien shall have the same Lien priority as the original Lien and be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof);

(20) Liens on earnest money deposits made in connection with an agreement to purchase assets or Capital Stock of a Person, or in connection with an agreement to dispose of any property in a sale;

(21) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(22) Liens with respect to Indebtedness permitted to be incurred under Section 3.10(A), which for the avoidance of doubt, shall be junior to the Liens securing the Obligations under this Indenture;

(23) any other Liens, solely to extent not securing Indebtedness for borrowed money, in an amount not to exceed $1.0 million at any time; and

(24) Liens on any cash deposit made by the Company to the account of a trustee of Indebtedness of the Company, for the benefit of the holders of such Indebtedness, solely in connection with an effective discharge of such Indebtedness; provided that, in each case, such cash is received in a transaction pursuant to Section 3.08(~~C~~B)(viii) for the purpose of such effective discharge of such Indebtedness.

“Permitted Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit F.

“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children, grandchildren and their respective lineal descendants, parent, step- parent, grandparent, domestic partner, former domestic partner, sibling or step-sibling (and any lineal descendant thereof), mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), (b) any trust, partnership, estate planning vehicle or other legal entity the beneficiaries of which are persons referred to in the preceding clause (a) and (c) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Company.

“Permitted Unsecured Indebtedness” means any unsecured Indebtedness incurred by the Company in the form of one or more series of unsecured notes or loans, provided that,

(1)	such Indebtedness is not secured by any property or assets;

(2)

if such Indebtedness constitutes indebtedness for borrowed money, it shall not mature or have scheduled amortization prior to the date that is ninety-one (91) days after the Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default); and

(3)	such Indebtedness is not guaranteed by any Person other than the Company and any Guarantor.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Public Company Costs” means all initial costs, fees and expenses relating to becoming a public company pursuant to an IPO (including by way of the SPAC Transaction) and other expenses arising out of or incidental to such IPO (whether or not successful) including (a) initial registration and listing fees, (b) costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act and the rules of securities exchange companies in connection with such IPO and, (c) other costs, fees and expenses (including legal, accounting and other professional fees) incidental to the foregoing.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Promissory Note” means (i) the Convertible Promissory Note and (ii) those certain Promissory Notes, dated as of March 26, 2023, by the Company and the Guarantors in favor of the beneficial owners of the Notes other than the beneficial owner receiving the Convertible Promissory Note.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Business Combination Event if both of the following conditions are satisfied: (1) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Code for Holders or beneficial owners of the Notes; and (2) such Business Combination Event constitutes a Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity treated as a corporation for U.S. federal income tax purposes.

“Qualifying Issuance” means an issuance and sale by the Company of any shares of Common Stock (or securities convertible into, or exercisable or exchangeable for Common Stock) in a primary offering (whether public or private) at an Effective Price per share of Common Stock (on the gross basis) that is less than the amount equal to (x) then-applicable Conversion Price divided by (y) 115%, expressly excluding:

(i)	any issuance of Notes and Common Stock pursuant to this Indenture;

(ii)	any issuance of shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company or its Subsidiary outstanding as of the Issue Date;

(iii)

issuance by the Company of any securities, including shares of Common Stock, as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity;

(iv)

the issuance or grant of shares of Common Stock or options to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries (and for purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act);

(v)

the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan; ~~and~~

(vi)	any issuance of warrants and Common Stock in connection with the SPAC Transactions or the Subscription Agreements~~.~~; and

(vii)	the issuance of the Convertible Promissory Note and the issuance of any warrants or Common Stock pursuant to the terms of the Convertible Promissory Note.

“Qualifying Sale” means a sale by one or more of the Founders of any shares of Common Stock (or securities convertible into, or exercisable or exchangeable for Common Stock) at an Effective Price per share of Common Stock (on a gross basis) that is less than the amount equal to (x) then-applicable Conversion Price divided by (y) 115%, expressly excluding:

(i)

any such sale, including any such sale in connection with the SPAC Transactions, the gross offering proceeds of which (and to the extent the gross offering proceeds of which) do not exceed $20,000,000, taken together with the gross offering proceeds of any other sale that would otherwise be a “Qualifying Sale” by any of the Founders; and

(ii)	any such sale in connection with a plan pursuant to Rule 10b5-1 under the Exchange Act.

“Registration Statement” has the meaning ascribed to it in the Subscription Agreement.

“Regular Record Date” with respect to any Interest Payment Date, means the February 15 or August 15 (whether or not such day is a Business Day) immediately preceding the applicable March 1 or September 1 Interest Payment Date, respectively.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, as applicable, (A) any officer of the Trustee or the Collateral Agent in its Corporate Trust Office (or any successor group of the Trustee or the Collateral Agent) or any other officer on the Trustee or the Collateral Agent, as applicable, customarily performing functions similar to those performed by any such officers having direct responsibility for the administration of this Indenture; and (B) with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter relating to this Indenture is referred because of his or her knowledge of, and familiarity with, the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted” means, when referring to cash or Cash Equivalents of the Company or any of the Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Company or such Subsidiary (unless such appearance is related to a restriction in favor of the Collateral Agent).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1A (in the case of a Note that is not an Accredited Investor Note) or Exhibit B-1B (in the case of an Accredited Investor Note).

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” means any Note or Conversion Share.

“Security Agreement” means that certain security agreement, dated as of the Issue Date, by and among the Company, the other grantors from time to time party thereto and the Collateral Agent, as amended, supplemented or modified from time to time.

“Security Documents” means all security agreements (including the Security Agreement), intercreditor agreements, control agreements, to the extent applicable, collateral assignments, to the extent applicable, collateral agency agreements, or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent for the benefit of the Holders to secure the Obligations under this Indenture, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Indenture.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“SPAC Transactions” means the transactions contemplated by the Business Combination Agreement, which for the avoidance of doubt, includes the transactions contemplated by the Subscription Agreement.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Standby Capital Facility” means that certain Standby Capital Support Facility Agreement, dated as of August 18, 2022, by and among B. Riley Principal Investments, LLC, a Delaware limited liability company (“BRPI”), ABJ5, LLC, a Delaware limited liability company, the Issuer, and, solely for purposes of Section 10 therein, Target, as the same may be amended, modified or replaced from time to time.

“Standby Capital Facility Reset Date” means the earlier of (i) date on which the aggregate sale price received by the Standby Capital Provider for all shares of Common Stock sold pursuant to the Standby Capital Facility equals or exceeds the Standby Capital Support Amount and (ii) May 26, 2023.

“Standby Capital Provider” means ABJ5, LLC or any other Person completing sales under the Standby Capital Facility.

“Standby Capital Support Amount” means $12,612,789.25, which amount is the amount specified as the “Standby Capital Support Amount” as defined in the Standby Capital Facility as it existed on August 18, 2022.

“Standby Capital VWAP Sale Price” means the volume weighted average price per share of Common Stock for all shares of Common Stock sold by the Standby Capital Provider pursuant to the Standby Capital Facility through (and including) the Standby Capital Facility Reset Date.

“Stated Maturity” means, with respect to any installment of interest or principal (including any accreted amounts) on any series of Indebtedness, the date on which the payment of interest or principal (including any accreted amounts), as applicable, was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal (including any accreted amounts) prior to the date originally scheduled for the payment thereof; provided, however, that, with respect to Section 8.03, the Stated Maturity of any Existing Indebtedness shall be the Stated Maturity as of the Issue Date or a later date to the extent the documents governing such Indebtedness shall have been amended or modified to provide for such later date.

“Subscription Agreement” means each Subscription Agreement, dated as of April 19, 2022, among the Company and certain investors of the Initial Notes (the “Subscribers”).

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company. In no event shall any Joint Venture, including, but not limited to IPCO Holdings, LLC and ModCloth Partners, LLC, be considered “Subsidiaries”.

“Test Period” means, as of any date of determination, the period of four consecutive fiscal quarters of the Company (taken as one accounting period) ended on the last date of the fiscal quarter in question.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice (and, if such Security is an Accredited Investor Note or a Conversion Share issued upon conversion of an Accredited Investor Note, the Company has received such certificates or other documentation or evidence, if any, as the Company, may reasonably require to determine that the Holder or beneficial owner of such Accredited Investor Note or Conversion Share, as applicable, is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company).

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

“Trustee” means the Person named as such in the first paragraph of this Indenture in its capacity as such until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue or perfection of security interests.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate during the regular trading session, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Waiver Transaction Document” means each of the Promissory Notes, each Limited Waiver and Consent, dated March 26, 2023, among the Company, the Guarantors, the Trustee and each beneficial owner of the Notes, and the Amendment to Warrant Agreement, dated March 26, 2023, among the Company and Continental Stock Transfer & Trust Company, as warrant agent, and all other documents and instruments executed and delivered in connection herewith, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal (including any accreted amounts), including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount (including any accreted amounts) of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means, (a) any corporation one hundred percent of whose capital stock (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a one hundred percent Equity Interest (other than directors’ qualifying shares and other nominal shares required to be held by local nationals, in each case to the extent required under applicable Legal Requirements) at such time.

Section 1.02. OTHER DEFINITIONS.

Term	Defined in Section
“Additional Shares”	5.07	(A)
“Beneficial Ownership Limitations”	5.11	(D)
“Business Combination Event”	6.01	(A)
“Ceiling Conversion Rate”	5.05	(A)(vi)
“Common Stock Change Event”	5.09	(A)
“Conversion Agent”	2.06	(A)
“Conversion Consideration”	5.03	(B)
“Default Interest”	2.05	(B)
“Defaulted Amount”	2.05	(B)
“Event of Default”	7.01	(A)
“Expiration Date”	5.05	(A)(v)
“Expiration Time”	5.05	(A)(v)
“Fundamental Change Notice”	4.02	(E)
“Fundamental Change Repurchase Right”	4.02	(A)
“General Beneficial Ownership Limitation”	5.11	(D)
“Guaranteed Obligations”	9.01	(A)(ii)
“Guarantor Business Combination Event”	9.04	(A)
“Holder Beneficial Ownership Limitation”	5.11	(D)
“Initial Notes”	2.03	(A)
“Interest Make-Whole Payment”	5.03	(A)(ii)
“Notice of Conversion”	5.02	(A)(ii)
“Offer Amount”	3.09
“Paying Agent”	2.06	(A)
“Permitted Debt”	3.10	(B)
“Permitted Refinancing Indebtedness”	3.10	(B)(v)
“Reference Property”	5.09	(A)
“Reference Property Unit”	5.09	(A)
“refinance”	3.10	(B)(v)
“Register”	2.06	(B)
“Registrar”	2.06	(A)
“Reporting Event of Default”	7.03	(A)
“Reset Date”	5.05	(A)(vi)
“Specified Courts”	11.07
“Spin-Off”	5.05	(A)(iii)(2)
“Spin-Off Valuation Period”	5.05	(A)(iii)(2)
“Stated Interest”	2.05	(A)
“Successor Guarantor”	9.04	(A)
“Successor Person”	5.09	(A)
“Tender/Exchange Offer Valuation Period”	5.05	(A)(v)
“Threshold Date”	3.09
“Transaction Offer”	3.09

Section 1.03. RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture;

(J) the term “interest,” when used with respect to a Note, includes any Default Interest, Additional Interest and Special Interest, unless the context requires otherwise, or, in the case of Additional Interest, unless the terms of the Subscription Agreement provide otherwise, and any express mention of Default Interest, Additional Interest or Special Interest in any provision hereof shall not be construed as excluding Default Interest, Additional Interest or Special Interest, as applicable, in those provisions hereof where such express mention is not made;

(K) unless otherwise expressly indicated in this Indenture, any reference to the principal amount of the Notes is to the Original Principal Amount of the Notes and references to the Conversion Rate per $1,000 principal amount of Notes are to the Conversion Rate per $1,000 Original Principal Amount of the Notes (and not the Accreted Principal Amount of the Notes); and

(L) Notwithstanding anything to the contrary contained in this Indenture or in any other Note Documents, the parties hereto agree that in no event shall the Indenture, any Note Document or any provision thereof be interpreted to prohibit the SPAC Transactions, and the consummation of the SPAC Transactions will not, on its own result in a breach or default under the Indenture.

Article 2. THE NOTES

Section 2.01. FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY.

(A) Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic (e.g., “.pdf”) or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B) Authentication by the Trustee and Delivery.

(i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and

(b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii) The Trustee shall have the right to decline to authenticate and deliver any Note: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Notes.

(iv) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03. INITIAL NOTES; ACCRETION.

(A) Initial Notes. On the Issue Date, there will be originally issued sixty five million five hundred thousand dollars ($65,500,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B) Accretion. Commencing on the Issue Date, to, and including, the Maturity Date, the principal amount of the Notes shall accrete on each Interest Payment Date in the manner provided in this Section 2.03(B). Schedule A hereto sets forth the Accreted Principal Amounts per $1,000 Original Principal Amount of Notes as of the specified dates during the period from the Issue Date through the Maturity Date. If a calculation of the Accreted Principal Amount is required at any given time, the Company will make such calculation determined as set forth on Schedule A, and will provide such calculations to the Trustee (which will have no duty to confirm such calculations) and (upon request) the Holders. The Accreted Principal Amount of the Notes then outstanding shall be due and payable on the Maturity Date.

Section 2.04. METHOD OF PAYMENT.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (including Accreted Principal Amounts as contemplated by this Indenture) (whether due upon maturity on the Maturity Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration (if applicable) for, any Global Note to the Depositary as the registered Holder of such Global Note, by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (including Accreted Principal Amounts as contemplated by this Indenture) (whether due upon maturity on the Maturity Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration (if applicable) due upon conversion of, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company (or the Paying Agent) make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 7.00% (the “Stated Interest”), plus any Additional Interest and Special Interest on the Notes, if any, that may accrue pursuant to Section 7.03. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest on the Notes will be computed on the basis of the Original Principal Amount (and not the Accreted Principal Amount) thereof and a 360-day year comprised of twelve 30-day months.

(B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture or if any Event of Default has occurred and is continuing, then to the extent lawful, interest (“Default Interest”) will accrue on the aggregate Original Principal Amount (and not the Accreted Principal Amount) of the Notes then outstanding and all other outstanding Obligations under this Indenture and the other Note Documents at a rate per annum equal to the rate per annum at which Stated Interest accrues plus 100 basis points, from, and including, such due date or date that such Event of Default occurred (as applicable) to, but excluding, the date of payment of such Defaulted Amount and the cure or waiver of such Event of Default. The Company may pay the Default Interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date in a manner not deemed impractical for the Trustee and shall promptly mail to each Holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of the Default Interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 7.01(A)(ii) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

(C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law, regulation or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). The Company hereby designates the Corporate Trust Office of the Trustee as such offices. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 2.06(A), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent. In acting in such capacities under this Indenture and in connection with the Notes, the Trustee in such capacities will act solely as an agent of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for or with, any Holder.

Section 2.07. PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08. HOLDER LISTS.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09. LEGENDS.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B) Non-Affiliate Legend. Each Note that is not an Accredited Investor Note will bear the Non-Affiliate Legend.

(C) Restricted Note Legend. Subject to Section 2.12,

(i) each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(E) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(F) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend; provided further that any Conversion Shares underlying any Accredited Investor Note will be identified by a separate CUSIP number from the Conversion Shares underlying Notes that are not Accredited Investor Notes.

Section 2.10. TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each such transfer or exchange of Physical Notes in the Register.

(ii) Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii) The Company, the Guarantors, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Guarantors, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv) Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi) The Trustee will have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of repurchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All payments to be made to Holders in respect of the Notes will be given or made only to or upon the order of the registered Holders (which is the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note will be exercised only through the Depositary subject to the applicable Depositary Procedures. The Trustee may rely and will be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Neither the Trustee nor any Agent will have any responsibility for any action taken or not taken by the Depositary.

(vii) Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(viii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ix) For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(B) Transfers and Exchanges of Global Notes.

(i) Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee in writing to cancel such Global Note pursuant to Section 2.15);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii) Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C) Transfers and Exchanges of Physical Notes.

(i) Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii) Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2) if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)	cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)	remove such Restricted Note Legend; or

(iii)	register the transfer of such Note to the name of another Person,

then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Guarantors, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Guarantors, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws.

(E) Transfers of Notes Subject to Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Guarantors, the Trustee and the Registrar may refuse to register the transfer of or exchange any Note that (i) has been surrendered for conversion or (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that the Company fails to pay the applicable Fundamental Change Repurchase Price when due.

Section 2.11. EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED OR TO BE REPURCHASED PURSUANT TO A REPURCHASE UPON FUNDAMENTAL CHANGE.

(A) Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12. REMOVAL OF TRANSFER RESTRICTIONS.

Without limiting the circumstances in which a Restricted Note Legend can be removed, if any Note that bears the Restricted Note Legend is transferred pursuant to the Registration Statement, the Company will cause the Trustee to exchange that Note pursuant to Sections 2.09(C)(ii) and 2.10(D) with a Note that does not bear the Restricted Note Legend (and, if such Note is a Global Note, cause such Global Note to be identified by an “unrestricted” CUSIP number in the facilities of the Depositary).

Section 2.13. REPLACEMENT NOTES.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company, the Trustee and the Collateral Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.14. REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Guarantors, the Trustee, the Collateral Agent and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company, the Guarantors, the Trustee and the Collateral Agent, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15. CANCELLATION.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. The Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16. NOTES HELD BY THE COMPANY OR ITS AFFILIATES.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes (if any) owned by the Company or any of its Affiliates (including, for the avoidance of doubt, Accredited Investor Notes beneficially owned by any of the Company’s Affiliates) will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee or Collateral Agent is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee or Collateral Agent, as applicable, actually knows are so owned will be so disregarded.

Section 2.17. TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18. OUTSTANDING NOTES.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Subject to Repurchase. If, on a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Fundamental Change Repurchase Price or the Accreted Principal Amount, respectively, together, in each case, with the aggregate interest in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Fundamental Change Repurchase Price or the Accreted Principal Amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Sections 5.02 and 5.03, upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(B) and Section 5.11.

(E) Cessation of Accrual of Interest. Except as provided in Sections 4.02(D)or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. REPURCHASES BY THE COMPANY.

Without limiting the generality of Section 2.15, the Company or its Subsidiaries may repurchase Notes in open market purchases or in negotiated transactions. In connection with any such repurchase, the Company may appoint a tender agent, in which case such tender agent shall be the Paying Agent in connection with such repurchase. The Company shall cause any Notes repurchased in the open market or otherwise, whether by the Company or its Subsidiaries, to be surrendered to the Trustee for cancellation in accordance with Section 2.15.

Section 2.20. CUSIP AND ISIN NUMBERS.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders as applicable; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number; and (iii) the Trustee shall have no liability for any defect in the CUSIP or ISIN numbers as they appear on any Note, notice or elsewhere. The Company will promptly notify the Trustee, in writing, of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. COVENANTS

Section 3.01. PAYMENT ON NOTES.

(A) Generally. The Company will pay or cause to be paid all the principal (including, if expressly provided for herein, the Accreted Principal Amount) of, the Fundamental Change Repurchase Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B) Deposit of Funds. Before 10:00 A.M., New York City time, on each Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02. EXCHANGE ACT REPORTS.

(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has furnished or filed pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) to the Trustee will be for informational purposes only, and the Trustee’s receipt of such reports will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively and conclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, content or timeliness if any report hereunder.

Section 3.03. RULE 144A INFORMATION.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants under this Indenture (as to which the Trustee is entitled to rely exclusively and conclusively on Officer’s Certificates).

Section 3.04. REGISTRATION RIGHTS; ADDITIONAL INTEREST.

(A) Registration Rights. The Company agrees that the Holders from time to time of Registrable Securities (as defined in the Subscription Agreement) are entitled to the benefits of Sections 5 and 8 of the Subscription Agreement. By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of Sections 5 and 8 of the Subscription Agreement.

(B) Accrual of Additional Interest. Additional Interest will accrue on the Notes pursuant to the terms and conditions of the Subscription Agreement, and the Company’s obligation to pay such Additional Interest will, without duplication, be deemed to be obligations under this Indenture and the Notes with the same force and effect as if the relevant provisions of the Subscription Agreement were reproduced in the Indenture and the Notes. In no event will Additional Interest, together with any Special Interest that is payable at the Company’s election pursuant to Section 7.03(A) as the sole remedy for any Reporting Event of Default, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the immediately preceding sentence, in addition to any Special Interest that accrues on such Note pursuant to Section 7.03(A).

(C) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Additional Interest accrues on any Note pursuant to this Section 3.04, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note pursuant to this Section 3.04 on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

Section 3.05. COMPLIANCE AND DEFAULT CERTIFICATES.

(A) Annual Compliance Certificate. Within ninety (90) days after December 31, 2022 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B) Default Certificate. If a Default or Event of Default occurs, then the Company will, within thirty (30) days after its first occurrence, promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to deliver such notice if such Default or Event of Default, as applicable, has been cured within the applicable grace period, if any, provided herein.

Section 3.06. STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee or the Collateral Agent by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07. ACQUISITION OF NOTES BY THE COMPANY AND ITS AFFILIATES.

Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.08. RESTRICTED PAYMENTS.

(A) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a) ~~(A)~~ declare or pay any dividend or make any other payment or distribution on or in respect of the Company’s or any of its Subsidiary’s Equity Interests (including any such payment made in connection with any merger or consolidation involving such Person), except dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or such Subsidiary and except dividends or distributions payable solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to its other Equity Interest Holders on a pro rata basis with respect to the class of Equity Interests on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis); ~~or~~

(b) ~~(B)~~ purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company; or

(c) make any Restricted Investment

(all such payments and other actions set forth in clauses (~~A~~a), (b ) and (~~B~~c) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;

(ii) at the time of such Restricted Payment and after giving pro forma effect thereto, (x) the Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 and (y) the aggregate outstanding Indebtedness of the Company and its Subsidiaries minus cash and Cash Equivalents of the Company and its Subsidiaries that are not Restricted, which for the avoidance of doubt shall not include any cash or Cash Equivalents of the customers of the Company and its Subsidiaries, and that are held in a deposit account or securities account subject to a perfected security interest in favor of the Collateral Agent in accordance with the control requirements under the UCC in an amount not to exceed $25,000,000; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries since the Issue Date, is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company that are not otherwise applied or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Equity Interests of the Company (other than (x) Disqualified Stock, (y) Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company or (z) any Equity Interests the proceeds of which were issued to incur Indebtedness pursuant to Section 3.10(B)(xvii).

(B) ~~(C)~~ Notwithstanding anything to the contrary therein, Section 3.08(A) will not prohibit:

(i) the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 3.08;

(ii) [Reserved];

(iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company, any Subsidiary of the Company, or any Permitted Transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $~~5,000,000~~100,000 in the aggregate after the Issue Date; ~~provided, further, that such amount may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to officers, directors, employees or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied;~~

(iv) the purchase, redemption or other acquisition or retirement for value of Equity Interests (x) deemed to occur upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Equity Interests to the extent that such Equity Interests represent all or a portion of the exercise, exchange or conversion price of those stock options, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Equity Interests or any exercise or exchange of stock options, warrants, convertible notes or similar rights to acquire such Equity Interests;

(v) [Reserved];

(vi) each Subsidiary of the Company may make Restricted Payments to the Company or any Guarantor or to another Subsidiary of the Company which is the immediate parent of the Subsidiary making such Restricted Payment;

(vii) repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former director, officer, employee, manager or director of the Company or any of its Subsidiaries (or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) solely to the extent necessary to pay for the taxes payable by such Person upon such grant or award (or upon the vesting thereof);

(viii) [Reserved];

(ix) [Reserved];

(x) [Reserved];

(xi) [Reserved];

(xii) the repurchase of the Notes upon a Fundamental Change, as contemplated hereunder, and the delivery of the Conversion Consideration due under the terms of the Notes, including the making of any Make-Whole Interest Payment upon a conversion of any Note, whether in cash or shares of the Common Stock;

(xiii) [Reserved];

(xiv) any non-Wholly Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Company or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary);

(xv) the payment of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Subsidiaries in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this Section 3.08.

(C) ~~(D)~~ For purposes of this Section 3.08, the Notes will be deemed not to be Equity Interests.

(D) ~~(E)~~ For purposes of determining compliance with this Section 3.08, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide and classify such Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Restricted Payment so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 3.09. MATERIAL COLLATERAL.

Notwithstanding anything to the contrary set forth in this Indenture, (a) in no event shall any Lien be placed on the Material Collateral, other than (i) the Liens in favor of the Collateral Agent as set forth in the Note Documents, or (ii) Permitted Liens, and (b) in the event the Company or any of its Subsidiaries (i) engages in any Asset Sale, Investment or Restricted Payment, in each case, of any interest in any of the Material Collateral to a Person that is not the Company or a Guarantor, (ii) exclusively or coexclusively licenses any Material Collateral to a Person that is not the Company or a Guarantor or (iii) engages in Asset Sales in an aggregate amount in excess of $5,000,000 after the Issue Date (the date such threshold is satisfied, the “Threshold Date”), then in the case of this clause (b) (x) no Default or Event of Default shall be continuing at the time of such transaction and no Default or Event of Default shall result therefrom, (y) at least 75% of the consideration received in connection with any such transaction shall be in the form of cash and Cash Equivalents and shall be for Fair Market Value and (z) the Company shall within five (5) Business Days thereafter make an offer (each, an “Transaction Offer”) to all Holders of Notes in an amount equal to 100% of the Net Proceeds of such transaction (the “Offer Amount”); provided, that, with respect to any event described in clause (b)(iii) of this Section 3.09, a Transaction Offer shall only be required to be made each time the total amount of all Asset Sales following the Threshold Date result in Net Proceeds in excess of $2,500,000 in the aggregate and provided further, that if the Company or any of its Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within twelve (12) months after receipt of such Net Proceeds in assets used or useful in the business of the Company and its Subsidiaries (or, if such Asset Sale is made by a Guarantor, any new assets used or useful in the business of the Company that are acquired from the Net Proceeds of such Asset Sale are held by a Guarantor), then no Transaction Offer or any prepayment of the Notes in connection thereto by the Company shall be required pursuant to this paragraph with respect to the Net Proceeds so reinvested. The offer price in any Transaction Offer (if required) will be equal to 100% of the Accreted Principal Amount purchased, prepaid or redeemed, plus accrued and unpaid interest on such principal amount to the date of purchase and will be payable in cash. If any Net Proceeds remain after consummation of any Transaction Offer required hereby, the Company may use those Net Proceeds for any purpose not otherwise prohibited by this Indenture. If the Accreted Principal Amount of Notes tendered in or required to be prepaid in connection with such Transaction Offer exceeds the Offer Amount, the Company will select the Notes to be purchased or prepaid on a pro rata basis (subject to adjustment to maintain the authorized minimum denomination of the Notes), based on the amounts tendered or required to be prepaid. Notwithstanding the foregoing, with respect to Global Notes, implementation of the Transaction Offer shall be in accordance with the Depositary Procedures.

Section 3.10. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

(A) The Company will not, and will not permit any of its Subsidiaries, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any Disqualified Stock or any shares of preferred stock~~; provided, however, that the Company and the Subsidiaries may incur Indebtedness or issue Disqualified Stock, and or issue Preferred Stock, in each case, in the form of Permitted Unsecured Indebtedness or Junior Lien Indebtedness in an aggregate amount not to exceed the greater of (x) $15 million and (y) 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period in the aggregate, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby.~~.

(B) Notwithstanding anything to the contrary therein, Section 3.10(A) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or ~~Preferred Stock~~preferred stock (collectively, “Permitted Debt”):

(i) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes ~~in an amount not to exceed $65,500,000~~ and the related Guarantees ~~to be~~ issued on the Issue Date;

(ii) the incurrence by the Company or any of its Subsidiaries of Existing Indebtedness listed on Schedule C hereto and the Existing Liabilities listed on Schedule D hereto;

(iii) (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by either (1) Capital Lease Obligations, or (a) mortgage financings purchase money obligations, in either case of sub-clause (1) or (2), incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company or any of its Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 365 days of such purchase, design, development, construction, installation, expansion, repair or improvement, in an aggregate principal amount, including, without duplication, all Permitted Refinancing Indebtedness thereof or (y) any Indebtedness to finance the acquisition, construction, repair, replacement or improvement of fixed or capital assets (whether through the direct purchase of property or any Person owning such property) in the ordinary course of business, in the case of any Indebtedness incurred pursuant to this clause (iii), not to exceed $~~5 million~~1,000,000 in the aggregate;

(iv) ~~(x) Junior Lien Indebtedness attaching to assets acquired by the Company or any of its Subsidiaries and outstanding on the date on which such assets were acquired by the Company or such Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, (y) Permitted Unsecured Indebtedness or Junior Lien Indebtedness of a Subsidiary incurred and outstanding on the date on which such Subsidiary was acquired by, or merged into, the Company or any Subsidiary, except to the extent incurred in contemplation thereof or to consummate the relevant transaction, in each case of this clause (iv) and (z) other~~ Indebtedness incurred in connection with obtaining, maintaining or renewing client contracts or other arrangements with vendors, service providers, or other similar parties that constitutes Permitted Unsecured Indebtedness, provided, that the aggregate principal amount of all Indebtedness incurred under this clause (iv), including, without duplication, all Permitted Refinancing Indebtedness incurred under Section 3.10(B)(v) to refinance any Indebtedness incurred pursuant to this clause (iv), does not exceed ~~$5 million~~the greater of (a) zero and (b) an amount equal to (A) $1,000,000 minus (B) the maximum amount of the obligations pursuant to the Modcloth Vendor Guarantee;

(v) Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this Section, “refinance”) then outstanding Indebtedness (“Permitted Refinancing Indebtedness”) in an amount not to exceed the principal amount or liquidation value of the indebtedness so refinanced, plus premiums, fees and expenses; provided, that:

(1) [Reserved];

(2) ~~in case the Indebtedness to be refinanced is Indebtedness permitted to be incurred under Section 3.10(A), the new Indebtedness, if secured, shall be Junior Lien Indebtedness~~[Reserved];

(3) the new indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Weighted Average Life to Maturity of the new indebtedness is at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced;

(4) if the Indebtedness being refinanced is Permitted Unsecured Indebtedness, such Permitted Refinancing Indebtedness shall be Permitted Unsecured Indebtedness;

(5) if the Indebtedness being refinanced is secured Indebtedness, such Permitted Refinancing Indebtedness may only be secured by the same assets securing the Indebtedness being refinanced and shall otherwise be Junior Lien Indebtedness; and

(6) in no event may Indebtedness of the Company or any Guarantor be refinanced pursuant to this clause by means of any Indebtedness of any Subsidiary that is not a Guarantor;

(vi) ~~the incurrence by the Company or any of its Subsidiaries of additional unsecured Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable), including, without duplication, all Permitted Refinancing Indebtedness incurred under Section 3.10(B)(v) to refinance any Indebtedness incurred pursuant to this clause, at any time outstanding not to exceed $5 million;~~[Reserved];

(vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Subsidiaries; provided, however, that:

(1) the aggregate principal amount of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Subsidiaries must be incurred pursuant to an intercompany note (which may take the form of a grid note) that is pledged to the Collateral Agent, as applicable, in accordance with the terms of the applicable Security Agreement; and

(2) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, then such Indebtedness (other than Indebtedness incurred in the ordinary course of business in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor;

provided, further, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this Section 3.10(B)(vii);

(viii) the issuance by any of the Company’s Subsidiaries to the Company or to any Subsidiary of shares of unsecured preferred stock; provided, however, that~~:~~

~~(1)~~ (1) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Subsidiary; and

~~(2)~~ (2) any sale or other transfer of any such preferred stock to a Person that is not the Company or a Subsidiary will be deemed, in each case, to constitute an issuance of such preferred stock by such or a Subsidiary that was not permitted by this clause (viii);

(ix) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor, and the guarantee by any Subsidiary of the Company that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 3.10; provided that if the Indebtedness being guaranteed is unsecured, subordinated in right of payment to or pari passu with the Notes, then the guarantee must be unsecured, subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;

(xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances, letters of credit and similar obligations in the ordinary course of business;

(xii) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(xiii) Indebtedness of a Joint Venture to the Company or a Subsidiary and to the other holders of Capital Stock of such joint venture, so long as (A) the percentage of the aggregate amount of such Indebtedness of such Joint Venture owed to such holders of its Capital Stock does not exceed the percentage of the aggregate outstanding amount of the Capital Stock of such Joint Venture held by such holders, and (B) any such Indebtedness of which the Company or any Guarantor is the holder shall be incurred in the form of a physical promissory note in an amount exceeding $1,000,000 that is pledged to the Collateral Agent as Collateral in accordance with the Security Documents;

(xiv) Indebtedness representing deferred compensation or similar ~~obligation~~obligations to employees of the Company or any Guarantor or any of their Subsidiaries ~~or~~ incurred in the ordinary course of business;

(xv) Indebtedness consisting of Indebtedness issued by the Company or any Subsidiary or any direct or indirect parent company of the Company to future, current or former officers, directors, employees, consultants and independent contractors thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company or any direct or indirect parent company of the Company to the extent described in Section 3.08;

(xvi) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xvii) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from customary agreements of the Company or any such Subsidiary providing for indemnification, deferred purchase price, non-cash earn-outs, cash earn-outs, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(xviii) the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(xix) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Subsidiaries and any commercial bank or other financial institution, in each case relating to Treasury Management Arrangements;

(xx) unsecured Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Company or any Subsidiary, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(xxi) ~~[Reserved]~~the Promissory Notes in an aggregate principal amount not exceeding $4,648,681 issued on March 26, 2023;

(xxii) any Indebtedness arising in connection with any factoring arrangements and vendor financings in the ordinary course of business and consistent with past practices~~; and~~, provided, that the aggregate principal amount of all Indebtedness incurred under this clause (xxii), including, without duplication, all Permitted Refinancing Indebtedness incurred under Section 3.10(B)(v) to refinance any Indebtedness incurred pursuant to this clause (xxii), does not (a) from the date hereof until June 30, 2023, exceed $5,000,000 and (b) after June 30, 2023, exceed $2,000,000; and

(xxiii) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business~~;~~.

(C) For purposes of determining compliance with this Section 3.10, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in this Section 3.10, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant. The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the amortization of debt discount, the payment of interest on any Indebtedness in the form of additional Indebtedness, the payment of interest in the form of additional shares of preferred ~~Capital Stock~~stock or Disqualified Stock, the reclassification of ~~Preferred Stock~~preferred stock as Indebtedness due to change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued.

(D) The amount of any Indebtedness outstanding as of any date will be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii) the aggregate principal amount outstanding, in the case of Indebtedness issued with interest payable in kinds;

(iii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iv) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1) the Fair Market Value of such assets at the date of determination; and

(2) the amount of the Indebtedness of the other Person.

(E) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.10, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 3.10 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 3.11. ADDITIONAL GUARANTEES.

If, after the date of this Indenture, the Company or any Subsidiary of the Company forms or acquires any Subsidiary (other than any Excluded Subsidiary), or any Subsidiary of the Company that is an Excluded Entity ceases to be an Excluded Entity, then the Company shall cause such Subsidiary to, within 45 days (or such longer period as the Collateral Agent may agree in its sole discretion) after the date of such event:

(A) execute and deliver to the Trustee and the Collateral Agent a supplemental indenture in the form attached hereto as Exhibit C and a notation of such Guarantee in the form attached as Exhibit D hereto pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(B) execute and deliver all supplements or joinders, as applicable, to the applicable Security Documents in order to grant a Lien in the Collateral owned by such Subsidiary to the same extent as that set forth in this Indenture and the Security Documents and take all actions required by the Security Documents to perfect such Lien; and

(C) deliver to the Trustee and the Collateral Agent an Officers’ Certificate and an Opinion of Counsel, each certifying that such supplemental indenture and the other documents described in clause (B) above have been duly authorized, executed and delivered by such Subsidiary and constitute a valid and legally binding and enforceable obligations of such Subsidiary, subject to customary exceptions.

Thereafter, such Subsidiary shall be a Guarantor for all purposes.

Section 3.12. COLLATERAL.

The Company shall, and shall cause each Guarantor to, take all actions and execute and deliver all documents or deliverables, including each Security Document, to secure the payment obligations of the Company under the Notes and this Indenture (subject to the provisions of the Security Agreement, as applicable) by Liens on the Collateral in accordance with, within the time periods specified by, and subject to the limitations of Section 12.02(A) of this Indenture and the Security Documents.

Section 3.13. LIQUIDITY COVENANT.

Commencing with the Test Period ending on ~~the last day of the first full fiscal quarter ended after the Issue Date~~September 30, 2023 and until such time when the Company’s consolidated revenue (calculated in accordance with U.S. GAAP) is at least $175,000,000 at the end of any Test Period, the Company shall not permit Liquidity to be less than (i) $5,000,000 as of the last day of the Test Period ending on September 30, 2023, (ii) $12,500,000 as of the last day of the Test Period ending on December 31, 2023, (iii) $12,500,000 as of the last day of the Test Period ending on March 31, 2024, and (iv) $15,000,000 as of the last day of any Test Period thereafter. A Responsible Officer of the company shall certify in writing to the Trustee on the last day of each Test Period that the covenant contained in this Section 3.13 has been satisfied.

Section 3.14. COVENANT SUSPENSION.

Notwithstanding anything to the contrary in this Article 3, (i) the foregoing covenants in Sections 3.08 through 3.13~~,~~ and 3.16 ~~and 3.17~~through 3.18 will immediately and automatically terminate, and any then existing Default or Event of Default in connection therewith will immediately and automatically be deemed cured and (ii) Liens on any property granted to or held by the Collateral Agent under any Note Document or otherwise will be automatically and immediately released and all rights to such property shall revert to the Company and applicable Guarantor, the Company and each Guarantor shall automatically and immediately be released from each of their obligations under the Security Documents and Guarantees with respect to the outstanding Notes and the Collateral Agent agrees, at the sole expense of the Company, to enter into and authorize the filing of the necessary or advisable documents requested by the Company associated therewith and return to the Company and the Guarantors all Collateral in its possession in accordance with Section 12.04, upon the occurrence of such time as less than nine million eight hundred and twenty five thousand ($9,825,000) aggregate principal amount of Notes are outstanding.

Section 3.15. CERTAIN TAX MATTERS.

To the extent permitted by applicable law, the Company agrees to file all future tax returns and reports consistent with the position, and not to a take any position contrary to the position, that the Conversion Rate adjustment set forth in Section 5.05(A)(vi), if it occurs, is not a taxable event for U.S. federal income tax purposes; provided that, parties acknowledge, to the extent the Company has or expects to have accumulated or current earnings and profits and the adjustment may be expected to have the effect of Section 305(b)(2) of the Code and the related regulations thereunder (due to the potential “receipt of property by some shareholders”) or otherwise qualifies as a deemed distribution under Section 305(c) of the Code, such adjustment may result in a taxable event; provided further, that, in such event of a taxable deemed dividend to be reported by the Company, the Company shall use reasonable efforts to choose a method of calculation that results in a lower amount of taxable dividend if more than one method of calculation is permissible.

Section 3.16. PAYMENTS FOR CONSENTS.

(a) ~~The~~Other than pursuant to the Waiver Transaction Documents (as such documents exist on March 26, 2023), the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or provide, cause to be paid or provided, any consideration (including, for the sake of clarity, the provision of an opportunity (x) to purchase securities of the Company or any of its Subsidiaries or (y) to fund Indebtedness of the Company or any of its Subsidiaries) to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, any Guarantee or the Notes unless such consideration is offered to be paid or provided and is paid or provided (or, in the case of an opportunity, such opportunity is provided) to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

(b) Notwithstanding the foregoing, the Company and the Guarantors shall be permitted, in connection with any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, any Guarantee or the Notes, to exclude Holders in any jurisdiction or any category of Holders where (1) the solicitation of such consent, waiver or amendment, including in connection with any tender or exchange offer, or (2) the payment of the consideration therefor, could reasonably be interpreted as requiring the Company or any Guarantor to file a registration statement, prospectus or similar document under any applicable securities laws or listing requirements (including, but not limited to, the U.S. federal securities laws and the laws of the European Union or any of its member states), which the Company in its sole discretion reasonably determines (acting in good faith) (a) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent documents used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction); or (b) such solicitation would otherwise not be permitted under applicable law in such jurisdiction or with respect to such category of Holders.

Section 3.17. PAYMENTS OF FINANCIAL ADVISORY FEES.

The Company shall not pay, or permit any of its Subsidiaries to pay, any financial advisory or similar costs, fees and expenses associated with the SPAC Transactions unless (a) the aggregate amount of such costs, fees and expenses, together with the cash portion of the consideration paid in the SPAC Transactions, does not exceed $40,000,000 and (b) such costs, fees and expenses (i) if paid in cash, at the time of such payment and after giving pro forma effect thereto, the aggregate outstanding Indebtedness of the Company and its Subsidiaries minus cash and Cash Equivalents of the Company and its Subsidiaries (which for the avoidance of doubt shall not include any cash and Cash Equivalents of, or amounts in respect of security deposits or prepayments received from, the customers of the Company and its Subsidiaries) that are not Restricted and that are held in a deposit account or securities account subject to a perfected security interest in favor of the Collateral Agent in accordance with the control requirements under the UCC does not exceed $10,000,000, and (ii) if paid in shares of Common Stock, the value of each such share of Common Stock is equal to the greater of (x) the then current per share market price of such Common Stock at the time of payment and (y) $5.00.

Section 3.18. PREPAYMENT OF LIABILITIES AND INDEBTEDNESS.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) voluntarily purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value any Indebtedness or other liabilities, as determined under GAAP, of the Company and its Subsidiaries prior to such Indebtedness or liabilities becoming due and payable (whether at maturity, upon acceleration or otherwise), in each case, other than (1) the Notes and the Guarantees and (2) liabilities (other than Indebtedness) incurred in the ordinary course of business consistent with past practice, or (ii) amend the terms of any Indebtedness in any manner that directly or indirectly advances the date fixed for, or increases, any scheduled installment of principal due in respect of such Indebtedness (including any such installment due at maturity) or that otherwise accelerates the maturity of such Indebtedness.

Article 4. REPURCHASE

Section 4.01. NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

Section 4.02. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated pursuant to Section 7.02 and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date (including as a result of the payment of the related Fundamental Change Repurchase Price and any related interest pursuant to the proviso to Section 4.02(D) on the Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to (A) on or before September 26, 2023, 100% of the Original Principal Amount of such Note plus accrued and unpaid interest on such Note (for the avoidance of doubt, accruing as set forth in Section 2.05(A)) to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change or (B) after September 26, 2023, 100% of the Accreted Principal Amount of such Note plus accrued and unpaid interest on such Note (for the avoidance of doubt, accruing as set forth in Section 2.05(A)) to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date to, but excluding, the Fundamental Change Repurchase Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”). Substantially contemporaneously, the Company will issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice.

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such

Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO (or any successor schedule, form or report), to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations to offer to repurchase and to repurchase Notes pursuant to this Section 4.02 conflict with any federal and/or state securities law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of those obligations

(I) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. NO REDEMPTION RIGHT.

The Company does not have the right to redeem the Notes at its election.

Article 5. CONVERSION

Section 5.01. RIGHT TO CONVERT.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. Subject to Section 5.01(C)(ii), a Holder may convert its Notes at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; and

(3) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such notice is withdrawn in accordance with Section 4.02(F); or (b) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.

(D) Accretion. Upon conversion pursuant to this Section 5.01, the remaining Accreted Principal Amount in excess of the Original Principal Amount converted shall be deemed to be extinguished.

Section 5.02. CONVERSION PROCEDURES.

(A) Generally.

(i) Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01, the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable, subject to Section 5.11(E)(i)); and (2) pay any amounts due pursuant to Section 5.02(D).

(ii) Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the notice of conversion attached to such Physical Note or a facsimile of such notice of conversion; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable, subject to Section 5.11(E)(i)); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) (a notice pursuant to the Depositary Procedures as set forth in Section 5.02(A)(i) or a notice of conversion attached to a Physical Note as set forth in this Section 5.02(A)(ii), a “Notice of Conversion”).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(D) Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date).

(E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F) Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any written notice of conversion with respect to a Note, then the Conversion Agent will promptly (and, in any event, no later than the Business Day following the date the Conversion Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. SETTLEMENT UPON CONVERSION.

(A) Conversion Consideration.

(i) Generally. Subject to Section 5.03(A)(iii) and Section 5.03(A)(iv), the type and amount of consideration due in respect of each $1,000 principal amount of the Original Principal Amount of a Note to be converted will be (together with any Interest Make-Whole Payments that may be due pursuant to Section 5.03(A)(ii), the “Conversion Consideration”) (1) a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion and (2) if the applicable Conversion Date occurs after a Regular Record Date and before the next Interest Payment Date, an amount in cash equal to the accrued and unpaid interest such Note to, but excluding, the Conversion Date.

(ii) Interest Make-Whole Payment.

(1) If a Conversion Date with respect to any Note occurs on or after August 26, 2023 and prior to the Regular Record Date immediately before the Maturity Date, the Company shall make an interest make-whole payment (an “Interest Make-Whole Payment”) to the converting Holder equal to the remaining scheduled payments of interest that would have been made on the Note to be converted had such Note remained outstanding from the Conversion Date through the Maturity Date; provided that if any such Conversion Date occurs after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, the Company will not pay the portion of the Interest Make-Whole Payment corresponding to the interest to, but not including, such Interest Payment Date to any such converting Holder and will instead pay the full amount of such interest to, but not including such Interest Payment Date, on such Interest Payment Date to the Holder of record on such Regular Record Date.

(2) The Company will satisfy its obligation to pay any Interest Make-Whole Payment, at its election, in cash or shares Common Stock (together with cash in lieu of any fractional share as set forth in Section 5.03(A)(iii)); provided that the Company may only elect to make any Interest Make-Whole Payment in shares of Common Stock to the extent that such shares are not subject to restrictions on transfer under the Securities Act by Persons other than Affiliates of the Company, whether based on an effective registration statement covering such shares or on an applicable exemption from such registration requirement for resale thereof. Subject to the proviso in the immediately preceding sentence, the Company initially elects to settle any Interest Make-Whole Payment in shares of Common Stock (together with cash in lieu of any fractional share as set forth in Section 5.03(A)(iii)). In order to make an election to pay any Interest Make-Whole Payment in cash or in Common Shares (together with cash in lieu of any fractional share as set forth in Section 5.03(A)(iii)), the Company may send a notice of such election to the Trustee and the Conversion Agent no more than once per fiscal quarter of the Company, and such election shall become effective for conversions of Notes with a Conversion Date on or after the first day of the fiscal quarter of the Company immediately following delivery of such notice. If the Company does not make such election the payment of any Interest Make-Whole Payment shall be in shares Common Stock (together with cash in lieu of any fractional share as set forth in Section 5.03(A)(iii)).

(3) If the Company makes an Interest Make-Whole Payment in shares of Common Stock, then the number of shares of Common Stock (together with cash in lieu of any fractional share as set forth in Section 5.03(A)(iii)) that a Holder will receive will be equal to:

(I) for a conversion of a Note with a Conversion Date on or after August 26, 2023 and prior to August 26, 2024, (x) the dollar amount of the Interest Make-Whole Payment owed to such Holder divided by (y) the greater of (a) the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Conversion Date and (b) the Conversion Price; and

(II) for a conversion of a Note with a Conversion Date on or after August 26, 2024 and prior to the Regular Record Date immediately before the Maturity Date, (x) the dollar amount of the Interest Make-Whole Payment owed to such Holder divided by (y) the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Conversion Date.

(iii) Cash in Lieu of Fractional Shares. If the number of shares of Common Stock deliverable pursuant to Section 5.03(A)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day). If the number of shares of Common Stock deliverable in respect of an Interest Make-Whole Payment, if any, upon a conversion of a Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share of Common Stock in an amount equal to the product of (x) such fraction and (y) the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Conversion Date

(iv) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(B) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration (including any Interest Make-Whole Payment) due upon the conversion of any Note to the Holder on the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that for any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will deliver the Conversion Consideration due upon such conversion on the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the Maturity Date.

(C) Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D) and Section 5.03(A)(ii), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal (and the Accreted Principal Amount) of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full upon payment of the Conversion Consideration rather than cancelled, extinguished or forfeited.

Section 5.04. SHARES TO BE FULLY PAID.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the ~~greater of (i) prior to the first anniversary of the Issue Date, the~~ maximum number of Additional Shares pursuant to Section 5.07 ~~and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and (ii) after the first anniversary of the Issue Date, (x) the maximum Interest Make-Whole Payment, assuming the Ceiling Conversion Rate, in shares of Common Stock pursuant to Section 5.03(A)(ii) or (y) the maximum number of Additional Shares pursuant to Section 5.07,~~ and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder). Each Conversion Share, if any, delivered upon conversion of any Note will be duly authorized, validly issued, fully paid, non-assessable and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. ADJUSTMENTS TO THE CONVERSION RATE.

(A) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii) and Section 5.08, in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), if the Conversion Date for a Note occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), if the Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(vi) Conversion Rate Reset.

(1) On September 26, 2023, the Conversion Rate shall be replaced, with effect from (and including) September 26, 2023, by the greater of (a) the then current Conversion Rate, (b) the quotient of (i) $1,000 and (ii) 115% of the arithmetic average of the Daily VWAPs during the 10 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding September 26, 2023 (which quotient will be rounded to the nearest 1/10,000), but in no event shall such quotient exceed 173.9130 (the “Ceiling Conversion Rate,” which rate is subject to adjustment in the same manner and at the same time that the Conversion Rate is adjusted pursuant to Article 5 (exclusive of this Section 5.05(A)(vi)).

(2) On September 26, 2024, the Conversion Rate shall be replaced, with effect from (and including) September 26, 2024, by the greater of (a) the then current Conversion Rate, (b) the quotient of (i) $1,000 and (ii) 115% of the arithmetic average of the Daily VWAPs during the 10 consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately preceding September 26, 2024 (which quotient will be rounded to the nearest 1/10,000), but in no event shall such quotient exceed the Ceiling Conversion Rate.

(3) If on any date (the “Reset Date”) before August 26, 2024 (x) the Company completes a Qualifying Issuance or (y) any of the Founders files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such Founder has completed a Qualifying Sale, the Conversion Rate shall be replaced, with effect from (and including) the Reset Date, by the greater of (a) the then current Conversion Rate and (b) the quotient of (i) $1,000 and (ii) (A) if the Qualifying Issuance is the April 2023 Equity Offering, 150% of the gross offering price per share of Common Stock sold in such transaction and (B) in all other cases, 115% of the gross offering price per share of ~~the~~ Common Stock sold in such transaction (which quotient will be rounded to the nearest 1/10,000); provided that if a Qualifying Issuance or Qualifying Sale as contemplated by clauses (x) or (y) occurs on or before August 26, 2023, the related Reset Date shall be August 27, 2023.

(4) If a Qualifying Issuance or a Qualifying Sale resulted in an adjustment to the Conversion Rate pursuant to Section 5.05(A)(vi)(3) and included the issuance or sale, as applicable, of the securities convertible into, or exercisable or exchangeable for Common Stock, the issuance of shares of Common Stock pursuant to any such securities convertible into, or exercisable or exchangeable for Common Stock will not constitute an additional issuance or sale of shares of Common Stock for the purposes of Section 5.05(A)(vi)(3).

(5) On August 27, 2023, the Conversion Rate shall be replaced, with effect from (and including) such date, by the greater of (a) the then current Conversion Rate and (b) if the Standby Capital VWAP Sale Price is less than or equal to $7.50 (which amount is subject to adjustment in the same manner and at the same time as the Conversion Price is adjusted as a result of the operation of Section 5.05(A) (which amount, in the event of an adjustment to the Conversion Rate pursuant to Section 5.05(A)(vi), shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate immediately after such adjustment)), the quotient of (i) $1,000 and (ii) the Standby Capital VWAP Sale Price (which quotient will be rounded to the nearest 1/10,000). Promptly, and in any event within four business days after the Standby Capital Facility Reset Date, the Company shall file a Current Report on Form 8-K disclosing any adjustment to the Conversion Rate made pursuant to this Section

5.05(A)(vi)(5). During each quarter through (and including) the quarter in which the Standby Capital Facility Reset Date occurs, the Company shall disclose in its Quarterly Reports on Form 10-Q the volume weighted average price of all shares of Common Stock sold by the Standby Capital Provider pursuant to the Standby Capital Facility until the aggregate sale price for all such shares equals or exceeds the Standby Capital Support Amount.

(6) Notwithstanding anything herein to the contrary, in the event multiple adjustments made pursuant to this Section 5.05(A)(vi) are to become effective on the same date, the Conversion Rate will be reset on such date to the greatest Conversion Rate calculated pursuant to all such adjustments made pursuant to this Section 5.05(A)(vi).

(B) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i), a tender or exchange offer of the type set forth in Section 5.05(A)(v) or, for the avoidance of doubt, a Qualifying Issuance) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5) solely a change in the par value of the Common Stock; or

(6) accrued and unpaid interest, if any, on the Notes.

(C) [Reserved.]

(D) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date, as applicable;

(ii) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(iii) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iii) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock, in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(iv) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(F) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).

(G) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, Daily VWAPs, sale prices, volume weighted average prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(I) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(K) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send written notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. VOLUNTARY ADJUSTMENTS.

(A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07. ADJUSTMENTS TO THE CONVERSION RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change Effective Date	Stock Price
	$9.00	$10.00	$10.50	$11.50	$12.50	$15.00	$17.00	$20.00	$30.00	$50.00	$100.00	$175.00	$320.00
August 26, 2022	24.1546	23.0440	21.4162	18.8357	16.8840	13.5613	11.7753	9.8410	6.2613	3.4092	1.2765	0.3939	0.0000
September 1, 2023	24.1546	19.6400	17.9657	15.4287	13.6224	10.7727	9.3294	7.7955	4.9723	2.7218	1.0365	0.3306	0.0000
September 1, 2024	24.1546	16.5200	14.5924	11.8530	10.0936	7.7133	6.6506	5.5585	3.5563	1.9590	0.7618	0.2545	0.0000
September 1, 2025	24.1546	13.5140	10.9514	7.5991	5.8176	4.1160	3.5429	2.9690	1.9060	1.0560	0.4187	0.1465	0.0000
September 1, 2026	24.1546	13.0430	8.2819	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii) if the Stock Price is greater than $320.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $9.00 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 111.1111 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A) (which amount, in the event of an adjustment to the Conversion Rate pursuant to Section 5.05(A)(vi), shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Rate immediately after such adjustment and the denominator of which is the Conversion Rate immediately prior to such adjustment).

Notwithstanding anything to the contrary in this Indenture or the Notes, if an Interest Make-Whole Payment is due in respect of a converted Note entitled to Additional Shares pursuant to this Section 5.07, the Holder of such Note shall be entitled to receive the greater of the Interest Make-Whole Payment or such Additional Shares, but not both; provided that the arithmetic average of the Daily VWAP for the five (5) VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Conversion Date shall be used to determine the value of such Additional Shares for this purpose.

(B) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A) (which amount, in the event of an adjustment to the Conversion Rate pursuant to Section 5.05(A)(vi), shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate immediately after such adjustment). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A) (which amount, in the event of an adjustment to the Conversion Rate pursuant to Section 5.05(A)(vi), shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Conversion Rate immediately after such adjustment and the denominator of which is the Conversion Rate immediately prior to such adjustment).

(C) Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent in writing of each Make-Whole Fundamental Change in accordance with Section 5.08.

Section 5.08. NOTICE OF THE OCCURRENCE OF CERTAIN CORPORATE EVENTS.

If the Company elects to (I) distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or (II) distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution to the Holders, the Trustee and the Conversion Agent at least twenty five (25) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, then, no later than the effective date thereof, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event and such effective date.

Section 5.09. EFFECT OF COMMON STOCK CHANGE EVENT.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units and (II) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “Common Equity” will be deemed to refer to the Common Equity, if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (as may be increased by any Additional Shares pursuant to Section 5.07); and (y) the amount of cash constituting such Reference Property Unit, together with an Interest Make-Whole Payment, if applicable, which shall be payable solely in cash (regardless of whether the Company elected to settle Interest Make-Whole Payments in cash in accordance with Section 5.03(A)(ii)) and (II) the Company will settle each such conversion no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3) for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock.

The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event in the manner provided in Section 5.08.

(C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Section 5.10. RESPONSIBILITY OF TRUSTEE AND CONVERSION AGENT

The Trustee and Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to (a) determine whether a supplemental indenture needs to be entered into or (b) determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.09 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s

Certificate (which the Company will be obligated to deliver to the Trustee and the Conversion Agent prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 5.01 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 5.01 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely.

Section 5.11. BENEFICIAL OWNERSHIP LIMITATIONS.

(A) Notwithstanding anything to the contrary in this Indenture, no Holder will be entitled to receive shares of Common Stock upon conversion of Notes (including as part of any Interest Make-Whole Payment), and no conversion of Notes shall take place, to the extent (but only to the extent) that such receipt (or conversion) would cause such Holder and its affiliates (as defined in Rule 12b-2 under the Exchange Act) and associates (as defined in Rule 12b-2 under the Exchange Act), in each case together with any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act (including any “group” of which such Person is a member) to beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitations. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates (as defined in Rule 12b-2 under the Exchange Act) shall include the number of shares of Common Stock issuable upon conversion of any Notes (including as part of any Interest Make-Whole Payment) with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (1) conversion of the remaining, unconverted principal amount of Notes beneficially owned by the Holder, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other persons whose beneficial ownership would be aggregated with any of the foregoing Person for purposes of Section 13(d) of the Exchange Act (including any “group” of which such Person is a member) and (2) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company subject to a limitation on exercise, conversion or exchange analogous to the limitation contained herein beneficially owned by the Holder, its affiliates (as defined in Rule 12b-2 under the Exchange Act), its associates (as defined in Rule 12b-2 under the Exchange Act) or any other persons whose beneficial ownership would be aggregated with any of the foregoing Person for purposes of Section 13(d) of the Exchange Act (including any “group” of which such Person is a member). Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act. Any purported delivery of shares of Common Stock upon conversion of the Notes (including as part of any Interest Make-Whole Payment) held by any converting Holder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in such converting Holder exceeding the Beneficial Ownership Limitations in violation of this Section 5.11. Solely for the purpose of this Section 5.11, in the case of Global Notes, “Holder” shall mean a person that holds a beneficial interest in the Notes and not the Depository or its nominee.

(B) To the extent that the limitation contained in this Section 5.11 applies, the determination of whether any Notes are convertible (in relation to other securities beneficially owned by the Holder) and of which principal amount of such Notes are convertible shall be in the sole discretion of the Holder, and, unless otherwise indicated in connection with the Notice of Conversion, the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether any Notes may be converted (in relation to other securities beneficially owned by the Holder) and which principal amount such Notes are convertible, in each case subject to the Beneficial Ownership Limitations. To ensure compliance with this restriction, unless otherwise indicated in connection with the Notice of Conversion, the Holder shall be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 5.11 and the Company shall have no obligation to verify or confirm the accuracy of such determination.

(C) For purposes of this Section 5.11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (1) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) a more recent written notice by the Company or the Company’s transfer agent to such Holder setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise, conversion or exchange of securities of the Company, including the Notes, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

(D) The “General Beneficial Ownership Limitation” shall be 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of any Notes held by the Holder. Any Holder, upon written notice to the Company, may elect a beneficial ownership limit as to such Holder (but not as to any other Holder) (such limit, a “Holder Beneficial Ownership Limitation” and together with the General Beneficial Ownership Limitation, the “Beneficial Ownership Limitations”) ~~that is less than or equal to 9.9%~~, which beneficial ownership limit may be the same as or different than the General Beneficial Ownership Limitation. Any Holder Beneficial Ownership Limitation will be effective as of the date specified in such notice, which shall not be earlier than (i) the date such notice is delivered to the Company in the event such notice decreases the Beneficial Ownership Limitations applicable to such Holder, and (ii) 61 days after the date such notice is delivered to the Company in all other cases.

(E) Any Notes surrendered for conversion for which shares of Common Stock are not delivered due to the Beneficial Ownership Limitations shall not be extinguished and, such Holder may either:

(i) request return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request; or

(ii) certify to the Company that the Person (or Persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such conversion, become the beneficial owner of shares of Common Stock outstanding at such time in excess of the applicable Beneficial Ownership Limitations, after which the Company shall cause to be delivered any such shares of Common Stock withheld on account of such applicable Beneficial Ownership Limitations by the later of (x) the date such shares were otherwise due to such Person (or Persons) and (y) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no Person shall be deemed to be the shareholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of any applicable Beneficial Ownership Limitations. Upon delivery of such notice, the provisions under Article 5 shall apply to the shares of Common Stock to be delivered pursuant to such notice.

(F) Neither the Trustee nor the Conversion Agent shall have any duty to monitor Beneficial Ownership Limitations or to monitor the Company’s or any Holder’s compliance with this Section 5.11.

Article 6. SUCCESSORS

Section 6.01. WHEN THE COMPANY MAY MERGE, ETC.

(A) Generally. The Company will not dissolve, consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, including through licensing, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a Qualified Successor Entity duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes, and the Qualified Successor Entity will take such action (or agree to take such action) and deliver such agreements, instruments, or documents as may be necessary or appropriate to cause any property or assets that constitute Collateral owned by or transferred to the Qualified Successor Entity to be subject to the Liens of the Collateral Agent in the manner and to the extent required under this Indenture;

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing; and

(iii) the Company or the Qualified Successor Entity, if not the Company, shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02. QUALIFIED SUCCESSOR ENTITY SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01, the Qualified Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Qualified Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Article 7. DEFAULTS AND REMEDIES

Section 7.01. EVENTS OF DEFAULT.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity or Repurchase Upon Fundamental Change or otherwise) of the principal (including the Accreted Principal Amount) of, or Fundamental Change Repurchase Price for, any Note;

(ii) a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii) the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.08;

(iv) a default in the Company’s obligation to convert a Note in accordance with Article 5, including the payment or delivery of any applicable Interest Make-Whole Payment, upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;

(v) a default in the Company’s obligations under Section 6.01(A);

(vi) a default in the Company’s obligations under any of Section 3.08 through Section 3.13 or in any Guarantor’s obligations under Section 9.04 or the Note Parties’ Obligations under Sections 12.1 and 12.2, where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default in any of the Company’s obligations or agreements, or in any Guarantor’s obligations or agreements, under this Indenture or the Note Documents (other than a default set forth in clause (i), (ii), (iii), (iv), (v) or (vi) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(viii) a default by the Company or any of the Company’s Subsidiaries, with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least ~~five~~one million dollars ($~~5,000,000~~1,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity;

(ix) any Guarantee ceases to be in full force and effect except as otherwise expressly provided in this Indenture or any Guarantor denies or disaffirms its obligations under its Guarantee;

(x) one or more final judgments being rendered against the Company or any of the Company’s Subsidiaries for the payment of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(xi) the Company, the Guarantors or any of their Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(xii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against the Company, the Guarantors or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company, the Guarantors, or any of their Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company, the Guarantors, or any of their Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least sixty (60) days.

(xiii) any material provision of any Note Document shall for any reason cease to be valid and binding on or enforceable against the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall so state in writing or bring an action to limit its obligations or liabilities thereunder except (i) as permitted by the Note Documents, (ii) resulting from the satisfaction of the Obligations (other than contingent obligations that have yet to accrue) under this Indenture, (iii) resulting from acts or omissions of the Trustee or Collateral Agent or (iv) resulting from the application of applicable law;

(xiv) any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create, or should be asserted by a Note Party not to create, a valid and perfected and, except to the extent expressly permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Holders on any Collateral purported to be covered thereby, other than (A) to the extent resulting from the failure of the Trustee or the Collateral Agent or any of their agents or bailees to maintain possession or control of Collateral, or (B) as to Collateral consisting of real property to the extent that (1) such losses are covered by a title insurance policy for the benefit of the Collateral Agent or (2) a deficiency arose through no fault of a Note Party, in the case of each of clause (A) and (B), to the extent such deficiencies are (1) corrected with reasonable diligence upon obtaining knowledge thereof and (2) do not materially adversely affect the security interest of the Holders in the Collateral; ~~or~~

~~(xv) [Reserved].~~

(xv) an event of default by the Company under any of the Promissory Notes;

(xvi) a default in the Company’s obligations under any Waiver Transaction Document, where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”; or

(xvii) the Company’s failure to complete the April 2023 Equity Offering on or prior to April 30, 2023.

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. ACCELERATION.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) occurs with respect to the Company or any Guarantor (and not solely with respect to a Significant Subsidiary of the Company or any Guarantor), then the Accreted Principal Amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) with respect to the Company or any Guarantor and not solely with respect to a Significant Subsidiary of the Company or any Guarantor) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the Accreted Principal Amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of the Accreted Principal Amount of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

(D) Subject to the provisions of Section 7.06 and Section 11.01 and the Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, during the continuance of any Event of Default, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Liens granted pursuant to the Security Documents;

(ii) enforce any of the terms of the Security Documents to which the Collateral Agent or the Trustee is a party; or

(iii) collect and receive payment of any and all Obligations hereunder.

At the Company’s sole cost and expense, the Trustee is hereby authorized and empowered and directed by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Security Documents or the Liens granted thereunder or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens granted pursuant to the Security Documents or be prejudicial to the interests of Holders or the Trustee.

Section 7.03. SOLE REMEDY FOR A FAILURE TO REPORT.

(A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the two hundred and seventy (270) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the two hundred and seventy first (271st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, the earlier of (x) the date such Reporting Event of Default is cured or waived and (y) such two hundred and seventy first (271st) calendar day.

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable in arrears on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof for the duration of the period on which Special Interest accrues; provided, however, that in no event will Special Interest payable at the Company’s election pursuant to Section 7.03(A) as the sole remedy for any Reporting Event of Default, together with any Additional Interest that may accrue pursuant to Section 3.04, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be in addition to the Stated Interest that accrues on such Note and in addition to any Additional Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest pursuant to Section 7.03(A); and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note pursuant to Section 7.03(A), then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note pursuant to Section 7.03(A) on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. OTHER REMEDIES.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee and the Collateral Agent may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture, the Notes or the Security Documents.

(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clauses (i), (ii), (iv), (v) or (vi) of Section 7.01(A) (that, in the case of clauses (v) or (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. An Event of Default pursuant to clause (xii) of Section 7.01(A) arising from the release of all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Note Documents), and a Default that could lead to such an Event of Default, can be waived only with the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority of the aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. CONTROL BY MAJORITY.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 11.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any Holders) or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the Accreted Principal Amount of, or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08. ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the Accreted Principal Amount of, or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal (including the Accreted Principal Amount) of, or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 11.06.

Section 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent, as applicable, and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, the Collateral Agent, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to the Trustee and the Collateral Agent, as applicable, for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. PRIORITIES.

The Trustee or the Collateral Agent will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee and the Collateral Agent, in their capacity as such, and their agents and attorneys for amounts due to the Trustee and the Collateral Agent under this Indenture and the Security Documents, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the Accreted Principal Amount of, or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee or the Collateral Agent may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee or the Collateral Agent will instruct the Company to, and the Company will deliver in writing, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee or the Collateral Agent a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:

(A) cure any ambiguity, mistake or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B) add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C) secure the Notes or any Guarantee;

(D) add to the Company’s or any Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s or any Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 and Article 9, as applicable;

(F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

(G) irrevocably elect to settle Interest Make-Whole Payments with cash or shares of Common Stock (together with cash in lieu of any fractional share as set forth in Section 5.03(A)(iii); provided, however, that no such election will affect any Interest Make-Whole Payment settlement method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A)(ii);

(H) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee, a successor Collateral Agent or successor Paying Agent hereunder pursuant to the requirements hereof or to provide for the accession by the Trustee to any Note Documents;

(I) increase the Conversion Rate;

(J) comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(K) comply with the rules of the Depository in a manner that does not adversely affect the rights of any Holder;

(L) make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect; or

(M) enter into supplemental indentures pursuant to, and in accordance with, Section 3.11.

Section 8.02. WITH THE CONSENT OF HOLDERS.

(A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors, the Trustee and the Collateral Agent may, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture, the Notes or the Guarantees or waive compliance with any provision of this Indenture, the Notes or the Guarantees. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture, the Notes or the Guarantees, or waiver of any provision of this Indenture, the Notes or the Guarantees, may:

(i) reduce the principal, or change the stated maturity, of any Note;

(ii) reduce the Accreted Principal Amount or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the conversion rights of any Note, including to the Conversion Rate and any adjustments thereto, or amend or modify the definition of “Fundamental Change” or the other definitions used in such definition;

(v) impair the absolute rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes or the Guarantees;

(vii) other than in accordance with the provisions of this Indenture, (x) modify any Guarantee or release any Guarantee or a Guarantor from its Obligations under this Indenture, in each case, in any manner materially adverse to the Holders, or (y) release all or substantially all of the Collateral from the Collateral Agent’s Lien;

(viii) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(ix) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;

(x) subordinate (x) the Liens securing any of the Notes to the Liens securing any other Indebtedness or other obligations or (y) the Notes in contractual right of payment to any other Indebtedness or other obligations;

(xi) amend or waive the provisions of Section 3.11; or

(xii) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, (1) pursuant to clauses (i), (ii), (iii), (iv) and (v) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder and (2) no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes shall, or shall have the effect of, releasing all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Note Documents), without the consent of Holders of not less than 66 2/3% of the aggregate principal amount of the Notes then outstanding.

(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05. NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee (at the direction of the Company) or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06. TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee and the Collateral Agent, as applicable, will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee and the Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee or the Collateral Agent, as applicable, concludes adversely affects its rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee and the Collateral Agent, as applicable, will be entitled to receive, and (subject to Sections 11.01 and 11.02) will be fully protected in relying on, in addition to the documents required by Section 13.02, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is the legal, valid and obligation of the Company (and any Guarantor) and binding and enforceable against each in accordance with its terms.

Article 9. Guarantees

Section 9.01. GUARANTEES.

(A) Generally. By its execution of this Indenture (including by any amended or supplemental indenture), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 9, each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(i) the principal (including the Accreted Principal Amount) of, premium, if any, interest on, and any Conversion Consideration for, the Notes and such other Obligations will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date or otherwise, and interest on the overdue principal (including the Accreted Principal Amount) of, any interest on, or any Conversion Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date or otherwise, (clause (i) and (ii) collectively, the “Guaranteed Obligations”), in each case subject to Section 9.02.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B) Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor other than payment or performance in full of Guaranteed Obligations (other than contingent obligations that have yet to accrue). Each Guarantor waives diligence, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any Guarantor by reason of any Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against the Company or any other Guarantor or set off any of its obligations to the Company or any other Guarantor against obligations of such Guarantor to the Company or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete payment or performance of the Guaranteed Obligations (other than contingent obligations that have yet to accrue) in accordance with this Indenture and the Notes. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Trustee, the Collateral Agent, or any Holder to seek recourse first against the Company or any of its Subsidiaries or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Article 9.

(C) Reinstatement of Guarantee Upon Return of Payments. If any Holder, the Trustee, or the Collateral Agent is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid or delivered by the Company, or any Guarantor to the Trustee, the Collateral Agent, or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(D) Subrogation. Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full and performance of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.

Section 9.02. LIMITATION ON GUARANTOR LIABILITY.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or fraudulent conveyance under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 9.03. EXECUTION AND DELIVERY OF GUARANTEE.

The execution by each Guarantor of this Indenture (or by an amended or supplemental indenture pursuant to Section 8.01(B)) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at each Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

Section 9.04. WHEN GUARANTORS MAY MERGE, ETC.

(A) Generally. No Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company or another Guarantor) (a “Guarantor Business Combination Event”), unless (1) the resulting, surviving or transferee Person (the “Successor Guarantor”) is such Guarantor or, if not such Guarantor, expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture substantially in the form of Exhibit C) all of such Guarantor’s obligations under this Indenture and the Notes; provided that (a) such surviving Guarantor shall be incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia and (b) no Default or Event of Default shall exist, or would result from such Guarantor Business Combination Event or (2) the transaction is in compliance with Section 3.10.

Notwithstanding the foregoing, any Guarantor may merge, consolidate, amalgamate or wind up with or into, or transfer all or part of its properties and assets to, the Company without regard to the requirements set forth in this Section 9.04(A).

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture substantially in the form of Exhibit C) complies with Section 9.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.

(C) Successor Guarantor Substituted. At the effective time of any Guarantor Business Combination Event that complies with Section 9.04(A) and Section 9.04(B), the Successor Guarantor (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.

Section 9.05. APPLICATION OF CERTAIN PROVISIONS OF THE GUARANTORS.

(A) Officer’s Certificates and Opinions of Counsel. Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 13.02 with the same effect as if each reference to the Company in Section 13.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.

(B) Company Order. A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.

(C) Notices and Demands. Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to any Guarantor.

Section 9.06. RELEASE OF GUARANTEES.

Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(A) (i)(1) any sale, exchange, transfer or other disposition (by merger, consolidation, amalgamation, dividend, distribution or otherwise) of all of the Capital Stock of such Guarantor or all or substantially all of the assets of such Guarantor, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture and, (a) such sale, exchange, transfer or other disposition is in compliance with Section 3.09 or (b) unless such sale, exchange, transfer or other disposition is with or to the Company, the surviving or transferee Person expressly assumes such Guarantor’s obligations in accordance with Section 9.04;

(2) the merger, consolidation or amalgamation of any Guarantor with and into the Company, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Company; or

(3) the merger, consolidation or amalgamation of any Guarantor with and into a Subsidiary of the Company where such Subsidiary is the surviving Person, if such merger, consolidation or amalgamation is not prohibited by the applicable provisions of this Indenture and such Subsidiary expressly assumes such Guarantor’s obligations in accordance with Section 9.04; and

(ii) the Company and such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and release have been complied with; and

(B) the application of the covenant suspension provision set forth in Section 3.14 of this Indenture.

Article 10. SATISFACTION AND DISCHARGE

Section 10.01. TERMINATION OF COMPANY’S OBLIGATIONS.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C) the Company has paid all other amounts payable by it under this Indenture; and

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 10.02. REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 10.03. REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 11. TRUSTEE

Section 11.01. DUTIES OF THE TRUSTEE.

(A) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(B) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but shall have no affirmative duty to confirm or verify the accuracy of mathematical calculations or other facts stated therein.

(C) The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, except that:

(i) this paragraph will not limit the effect of Section 11.01(B);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D) Each provision of this Indenture that in any way relates to the Trustee is subject to this Section 11.01 and Section 11.02, regardless of whether such provision so expressly provides.

(E) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G) Unless a Responsible Officer of the Trustee has received notice from the Company that the Company is required to pay Additional Interest or has elected to pay Special Interest on the Notes, the Trustee may assume no Additional Interest or Special Interest, as applicable, is payable.

Section 11.02. RIGHTS OF THE TRUSTEE.

(A) The Trustee may conclusively rely on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization and protection of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F) Neither the Trustee nor the Collateral Agent need exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and if requested, provided to the Trustee or the Collateral Agent, as applicable, security or indemnity satisfactory to the Trustee against any costs, loss, liability or expense that it may incur in complying with such request or direction.

(G) The Trustee will not be responsible or liable for any punitive, special, indirect, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and will incur no liability of any kind by reason of such inquiry or investigation.

(I) The Trustee will not be required to give any bond or surety in respect of the execution of the trusts, powers, and duties under this Indenture.

(J) The permissive rights of the Trustee enumerated herein will not be construed as obligations or duties. The Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture.

(K) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(L) Neither the Trustee nor the Collateral Agent will be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal (including, the Accreted Principal Amount) of, or Fundamental Change Repurchase Price for, or interest on, any Note) unless written notice of any event that is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the a Responsible Officer of the Trustee or the Collateral Agent at the Corporate Trust Office of the Trustee or the Collateral Agent, and such notice references the Notes, the Company and this Indenture and states that it is a notice of Default or Event of Default.

(M) Notwithstanding anything to the contrary in this Indenture, other than this Indenture, the Notes and the Security Documents, the Trustee will have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or contract, nor will the Trustee be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or contract, whether or not a copy of such agreement has been provided to the Trustee.

Section 11.03. INDIVIDUAL RIGHTS OF THE TRUSTEE.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, the Collateral Agent, each Note Agent, custodian and other Person retained to act under this Indenture.

Section 11.04. TRUSTEE’S DISCLAIMER.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 11.05. NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (in accordance with Section 11.02(L)), then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer (in accordance with Section 11.02(L)); provided, however, that, except in the case of a Default or Event of Default in the payment of the principal (including the Accreted Principal Amount) of, or interest, if any, on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 11.06. COMPENSATION AND INDEMNITY.

(A) The Company will, from time to time, pay the Trustee (acting in any capacity hereunder) reasonable compensation for its acceptance of this Indenture and services under this Indenture, as separately agreed by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless the Trustee (acting in any capacity hereunder) against any and all losses, liabilities or expenses (including attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties as the Trustee under this Indenture, including the costs and expenses of enforcing this Indenture (including attorneys’ fees and expenses) against the Company (including this Section 11.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. The Trustee will promptly notify the Company of any claim for which it may seek indemnity (other than any claim brought by the Company), but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 11.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense at the expense of the Company. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld. The indemnification provided in this Section 11.06 will extend to the officers, directors, agents and employees of the Trustee and any successor Trustee under this Indenture.

(C) The obligations of the Company under this Section 11.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D) To secure the Company’s payment obligations in this Section 11.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal (including the Accreted Principal Amount) of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E) If the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 11.07. REPLACEMENT OF THE TRUSTEE.

(A) Notwithstanding anything to the contrary in this Section 11.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 11.07.

(B) The Trustee may resign at any time and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) calendar days’ prior written notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by providing no less than thirty (30) calendar days’ prior written notice to the Trustee and the Company. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 11.09;

(ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(C) If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 11.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 11.06(D).

Section 11.08. SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee under this Indenture and will have and succeed to the rights, powers, duties, immunities and privileges of its predecessor without any further act or the execution or filing of any instrument or paper.

Section 11.09. ELIGIBILITY; DISQUALIFICATION.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Article 12. COLLATERAL AND SECURITY

Section 12.01. SECURITY DOCUMENTS

The due and punctual payment of the principal (including the Accreted Principal Amount) of, premium, if any, and interest on the Notes and the Guaranteed Obligations when and as the same shall be due and payable, subject to any applicable grace period, whether on an Interest Payment Date, by acceleration, purchase, repurchase or otherwise, and interest on the overdue principal (including the Accreted Principal Amount) of, premium, if any, and interest on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture shall be secured by the Collateral pursuant to the terms of the Security Documents. The Security Documents shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral subject to Permitted Liens.

Section 12.02. RECORDING AND OPINIONS

(A) The Company shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents or applicable law (including the filing of UCC amendments and continuations), to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Holders as security for the obligations under this Indenture, the Notes, any Guarantees and the Security Documents, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar expenses relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

~~(B) The Company shall furnish to the Collateral Agent, at such times as would be required by Section 314(b) of the Trust Indenture Act if this Indenture were qualified thereunder, commencing August 26, 2022, an Opinion of Counsel to the effect that, either (i) other than actions that have been taken, no further action was necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Security Agreement and for which perfection under the UCC of the Company’s or applicable Guarantor’s jurisdiction of organization may occur by the filing of a UCC-1 financing statement with the appropriate filing office of the applicable party’s jurisdiction of organization or (ii) if any actions are so required to be taken, to specify such actions.~~

(B) [Reserved].

(C) The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and the Company will, and will cause each Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens to the extent required by this Indenture and the Security Documents, as from time to time constituted.

Section 12.03. RELEASE OF COLLATERAL The Liens of the Collateral Agent created by the Security Documents shall not at any time be released on all or any portion of the Collateral from the Liens created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.

(B) The release of any Collateral from the Liens created by the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. The Company and the Guarantors shall not be required to comply with Section 314(d) of the Trust Indenture Act in connection with any release of Collateral. For the avoidance of doubt, the automatic release of any current assets constituting Collateral in connection with the sale, lease or other similar disposition of such inventory of the Company and the Guarantors in the ordinary course of business shall not require delivery of any reports, certificates, opinions or other formal documentation.

Section 12.04. SPECIFIED RELEASES OF COLLATERAL Collateral shall be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided in this Indenture. The Liens securing the Collateral shall be automatically released without the need for further action by any Person under any one or more of the following circumstances:

(i) in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by the Company or any Guarantor (other than to the Company or any Guarantor) in a transaction not prohibited by this Indenture and in compliance with Section 3.09 at the time of such sale, transfer, disbursement or disposition;

(ii) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions in Section 8.02;

(iii) in whole with respect to the Collateral of any Guarantor, upon the release of the Guarantee of such Guarantor in accordance with this Indenture;

(iv) in whole or in part, as applicable, as to all or any portion of the Collateral which has been taken by eminent domain, condemnation or similar circumstances; and

(v) in part, in accordance with the applicable provisions of the Security Documents.

(B) Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents, if any, have been met, and any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver and acknowledge and/or authorize the filing by Company or the Guarantors of such instruments or releases (in form reasonably satisfactory to the Collateral Agent) reasonably requested by the Company in order to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture, the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent.

Section 12.05. RELEASE UPON SATISFACTION AND DISCHARGE OR AMENDMENTThe Liens on all Collateral granted under the Security Documents that secure the Notes and the Guarantees shall be automatically terminated and released without the need for further action by any Person:

(i) upon the full and final payment and performance of the Company’s and the Guarantors’ respective obligations under this Indenture, the Notes and the Guarantees (other than contingent obligations that have yet to accrue);

(ii) upon satisfaction and discharge of this Indenture as described under Article 10; or

(iii) with the written consent of Holders of 66 2/3% of the aggregate principal amount of the Notes then outstanding;

(iv) upon a sale, disposition, or otherwise, a transfer of property subject to such Lien as part of, or in connection with, a transaction that is not prohibited by the terms of the Note Documents to any Person that is not a Note Party; or

(v) upon the applicable property becoming an Excluded Asset;

(vi) upon any Person becoming an Excluded Subsidiary, as to the assets owned by such Excluded Subsidiary (or with respect to which such Excluded Subsidiary has rights); or

(vii) upon the application of the covenant suspension provision set forth in Section 3.14 of this Indenture.

(B) Upon the request of the Company contained in an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents have been met, any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver and acknowledge and/or authorize the filing by the Company or the Guarantors of such instruments or releases to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture, or the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent and to be in a form reasonably acceptable to the Collateral Agent.

Section 12.06. FORM AND SUFFICIENCY OF RELEASE AND SUBORDINATION In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company or a Guarantor, and the Company or such Guarantor requests, pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents to the release of such Collateral have been met, that (a) the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, or, (b) to the extent applicable to such Collateral, take all action that is necessary or reasonably requested by the Company in writing (in each case at the expense of the Company) to release and reconvey to the Company or such Guarantor, without recourse, such Collateral or deliver such Collateral in its possession to the Company or such Guarantor, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge (without any recourse, representation and warranty) and deliver to and/or authorize the filing by the Company or such Guarantor (in the form prepared by the Company at the Company’s sole expense) such an instrument (in form reasonably satisfactory to the Collateral Agent) promptly or take such other action so requested, including deliver to the Company or such Guarantor applicable Collateral in Collateral Agent’s possession after satisfaction of the conditions set forth herein for delivery of any such release.

Section 12.07. PURCHASER PROTECTED No purchaser or grantee of any property or rights purported to have been released from the Lien of this Indenture or of the Security Documents shall be bound to ascertain the authority of the Trustee or the Collateral Agent, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 12.08. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE COLLATERAL AGENT UNDER THE SECURITY DOCUMENTS(A) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, appoints U.S. Bank Trust Company, National Association as Collateral Agent consents to the terms of and agrees that the Collateral Agent shall, and the Collateral Agent is hereby authorized and directed to, execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, binding the Holders to the terms thereof, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression or satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall not be required to make or give and shall be fully protected in not making or giving any determination, consent, approval, request or direction without the written direction of the Holders of at least 50% in aggregate principal amount of then outstanding Notes, the Trustee or the Company, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Further, the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against any loss, cost, liability or expense which might be incurred by the Collateral Agent in compliance with such direction or request and then only to the extent required by the terms of this Indenture.

(B) No provision of this Indenture or the Security Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(C) So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in writing in connection with any action required or permitted by this Indenture or the Security Documents. During the continuance of an Event of Default, the Trustee, or the requisite Holders pursuant to Section 7.05, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(D) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of at least 50% in aggregate principal amount of then outstanding Notes subject to this Article 12.

Section 12.09. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 7.11 and the other provisions of this Indenture. Such funds shall be held on deposit by the Trustee without investment (unless otherwise provided in this Indenture), and the Trustee shall have no liability for interest or other compensation thereon.

Section 12.10. ACTION BY THE COLLATERAL AGENT. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith and with reasonable care.

Neither the Trustee nor Collateral Agent shall be responsible for (i) the existence, genuineness or value of any of the Collateral; (ii) the validity, perfection, priority or enforceability of the Liens intended to be created by this Indenture or the Security Documents in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final non-appealable order of a court of competent jurisdiction not subject to appeal)); (iii) the sufficiency of the Collateral; (iv) the validity of the title of the Company and the Guarantors to any of the Collateral; (v) insuring the Collateral; (vi) any action taken or omitted to be taken by it under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction) or (vii) any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in this Indenture or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture. The Company and the Guarantors shall be responsible for the maintenance of the

Collateral and for the payment of taxes, charges or assessments upon the Collateral. For the avoidance of doubt, nothing herein shall require the Collateral Agent or the Trustee to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created and described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Indenture or the Security Documents) and such responsibility shall be solely that of the Company. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or to inspect the properties, books, or records of the Company or any of its Affiliates.

Section 12.11. COMPENSATION AND INDEMNITY. The Company shall pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Security Documents and services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and reasonable and documented out-of-pocket expenses incurred or made by it in connection with Collateral Agent’s duties under this Indenture and the Security Documents, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct or gross negligence.

(B) The Company and the Guarantors shall, jointly and severally, indemnify the Collateral Agent and any predecessor Collateral Agent and each of their agents, employees, officers and directors for, and hold them harmless against, any and all losses, liabilities, claims, damages or expenses (including the fees and expenses of counsel to the Collateral Agent and any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company or the Guarantors and (ii) the costs and expenses of enforcing this Indenture and the Security Documents against the Company and the Guarantors (including this Section 12.11) and defending itself against or investigating any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, claim, damage or expense shall have been determined by a court of competent jurisdiction to have been attributable to its willful misconduct or gross negligence. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder, except to the extent the Company or the Guarantors are materially prejudiced thereby. At the Collateral Agent’s sole discretion, the Company and the Guarantors shall defend any claim or threatened claim asserted against the Collateral Agent, with counsel reasonably satisfactory to the Collateral Agent, and the Collateral Agent shall cooperate in the defense at the Company’s and the Guarantors’ expense. The Collateral Agent may have one separate U.S. counsel (and one separate foreign counsel in each applicable non-U.S. jurisdiction) and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

(C) The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture whether or not expressly stated therein, including but not limited to the right to be compensated, reimbursed and indemnified under Section 11.06, in the acceptance, execution, delivery and performance of the Security Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture or the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise exist against the Collateral Agent.

Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(D) The obligations of the Company and the Guarantors under this Section 12.11 shall survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

(E) To secure the Company’s payment obligations in this Section 12.11, the Collateral Agent will have a lien prior to the Notes on all money or property held or collected by the Collateral Agent, except that held in trust to pay principal (including the Accreted Principal Amount) of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

Section 12.12. POST-CLOSING COLLATERAL. To the extent the Company and the Guarantors are not able to execute and deliver all Security Documents required in connection with the creation and perfection of the Liens of the Collateral Agent on the Collateral (to the extent required by this Indenture or such Security Documents) on or prior to the Issue Date, the Company and the Guarantors will use their commercially reasonable efforts to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by this Indenture or such Security Documents, within the time period required by the Security Documents.

Article 13. MISCELLANEOUS

Section 13.01. NOTICES.

Any notice or communication by the Company or the Trustee (including in its capacity as the Collateral Agent or any Note Agent) to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Nogin, Inc.

1775 Flight Way STE 400

Tustin, CA 92782

Attention: ~~Jan Nugent; Geoffrey Van Haeren~~Jonathan Huberman

Email: ~~jnugent~~jhuberman@nogin.com ~~; gvanhaeren@nogin.com~~

With a copy (which will not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Ryan J. Maierson; John M. Greer; Ryan J. Lynch

Email: ryan.maierson@lw.com; john.greer@lw.com; ryan.lynch@lw.com

If to the Trustee or the Collateral Agent:

U.S. Bank Trust Company, National Association

Houston Greenway Plaza

8 Greenway Plaza, Suite 1100

EX-TX-CGW1Attention Alejandro Hoyos, Vice President, Corporate Trust

Telephone: (713)212-7576

Email: Alejandro.hoyos@usbank.com

The Company, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) ~~when receipt acknowledged~~upon transmission, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature), in English, and signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Indenture as to the other parties hereto and will be deemed to be their original signatures for all purposes; provided, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless express agreed to by the Trustee pursuant to procedures approved by the Trustee. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee or the Collateral Agent, including the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Trustee and the Collateral Agent shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee or the Collateral Agent to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee or the Collateral Agent, as applicable) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee or the Collateral Agent, including the risk of the Trustee or the Collateral Agent acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 13.02. DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture (other than the Opinion of Counsel described in (B) with respect to the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee or the Collateral Agent, as applicable:

(A) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable, that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 13.03. STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 13.04. RULES BY THE TRUSTEE, THE REGISTRAR, THE PAYING AGENT, THE CONVERSION AGENT AND THE COLLATERAL AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent, Conversion Agent and Collateral Agent each may make reasonable rules and set reasonable requirements for its functions.

Section 13.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under this Indenture, the Notes or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.06. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEES OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS OF THE NOTES BY THEIR ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 13.07. SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture shall be instituted only in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee, the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 13.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 13.09. SUCCESSORS.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors.

Section 13.10. FORCE MAJEURE.

The Trustee, the Collateral Agent and each Note Agent will not incur any liability for not performing or for any delay in performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God, earthquakes, fires, floods, sabotage, epidemics, pandemics, riots, interruptions loss or malfunction of utilities, computer (hardware or software) or communications service, accidents, acts of war, civil or military unrest, labor disputes, acts of civil or military authority or governmental actions, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.11. U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and the Collateral Agent. The Company agrees to provide the Trustee and the Collateral Agent with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 13.12. CALCULATIONS.

The Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Accreted Principal Amount, any Interest Make-Whole Payment, accrued interest on the Notes (including Special Interest and Additional Interest) and the Conversion Rate, and adjustments thereto. None of the Trustee, the Paying Agent, the Registrar nor the Conversion Agent will have any liability or responsibility for any calculation under this Indenture or in connection with the Notes, any information used in connection with such calculation or any determination made in connection with a conversion.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations in writing to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 13.13. SEVERABILITY; ENTIRE AGREEMENT.

If a court of competent jurisdiction declares any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior agreements and understandings, written or oral.

Section 13.14. COUNTERPARTS.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 13.15. TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 13.16. WITHHOLDING TAXES.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree (1) to provide upon reasonable request or as required under applicable law, tax forms or other documentation (including any applicable Internal Revenue Service Form W-8/W-9 as well as certifications indicating eligibility for the portfolio interest exemption) reasonably satisfactory to the Company or other applicable withholding agent to establish an exemption from U.S. withholding tax on payments and deliveries hereunder as well as an exemption from, or a reduction in the rate of, U.S. withholding that may apply to any constructive dividend (e.g., under Section 305(c) of the Code), and (2) that, if a Holder is deemed to have received a distribution subject to tax as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate or is otherwise subject to any withholding tax, (A) then the Company or other applicable withholding agent, as applicable, may, at its option, withhold or set off any applicable withholding taxes or backup withholding on behalf of such Holder or beneficial owner against interest and payments upon conversion, repurchase or maturity of the Notes, and (B) if the Company or other applicable withholding agent pays any such withholding taxes or backup withholding on behalf of such Holder or beneficial owner, then the Company or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

SOFTWARE ACQUISITION GROUP INC. III

By:
Name:
Title:

BRANDED ONLINE, INC.

By:
Name:
Title:

NATIVE BRANDS GROUP LLC

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend, if applicable]

[Insert Original Issue Discount Legend]

SOFTWARE ACQUISITION GROUP INC. III

7.00% Convertible Senior Note due 2026

CUSIP No.:	[___][1]	Certificate No. [___]
ISIN No.:	[___][2]

Software Acquisition Group Inc. III, a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of Accreted Principal Amount per $1,000 Original Principal Amount of this Note [(as such Original Principal Amount is revised by the attached Schedule of Exchanges of Interests in the Global Note)] 3 on September 1, 2026 and to pay interest thereon, as provided in the Indenture referred to below, until the Accreted Principal Amount and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	March 1 and September 1 of each year, commencing on March 1, 2023.

Regular Record Dates:	February 15 and August 15 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[1]	Insert for Global Notes only.
[2]	Insert for Global Notes only.
[3]	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Software Acquisition Group Inc. III has caused this instrument to be duly executed as of the date set forth below.

SOFTWARE ACQUISITION GROUP INC. III

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

SOFTWARE ACQUISITION GROUP INC. III

7.00% Convertible Senior Note due 2026

This Note is one of a duly authorized issue of notes of SOFTWARE ACQUISITION GROUP INC. III, a Delaware corporation (the “Company”), designated as its 7.00% Convertible Senior Notes due 2026 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of August 26, 2022 (as the same may be amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, August 26, 2022.

2. Maturity. This Note will mature on September 1, 2026, unless earlier repurchased or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4. Accretion. Commencing on the Issue Date, to, but, and including, the Maturity Date, the principal amount of this Note shall accrete in the manner provided in Section 2.03(B) of the Indenture.

5. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

6. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

7. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

8. No Redemption Right. The Company does not have the right to redeem the Notes at its election.

9. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

10. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

11. Defaults and Remedies. If an Event of Default occurs, then the Accreted Principal Amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

12. Registration Rights. The Holder of this Note is entitled to registration rights as set forth in the Subscription Agreement. Each Holder shall be entitled to receive Additional Interest in certain circumstances, all as set forth in the Subscription Agreement and Section 3.04 of the Indenture.

13. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

14. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

17. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Nogin, Inc.

1775 Flight Way STE 400

Tustin, CA 92782

Attention: Jan Nugent; Geoffrey Van Haeren

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE4

ORIGINAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[            ]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Original Principal Amount of this Global Note	Original Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

[4]	Insert for Global Notes only.

NOTICE OF CONVERSION

SOFTWARE ACQUISITION GROUP INC. III

7.00% Convertible Senior Notes due 2026

Subject to the terms of the Indenture, by executing and delivering this Notice of Conversion, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ ____________[5] aggregate principal amount of

the Note identified by CUSIP No. _________________ and Certificate No. ________________.

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[5]	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

SOFTWARE ACQUISITION GROUP INC. III

7.00% Convertible Senior Notes due 2026

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$_____________[6] aggregate principal amount of

the Note identified by CUSIP No. _______________ and Certificate No. ____________.

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[6]	Must be an Authorized Denomination.

ASSIGNMENT FORM

SOFTWARE ACQUISITION GROUP INC. III

7.00% Convertible Senior Notes due 2026

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1. ☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2. ☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. ☐

Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4. ☐

Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1A

FORM OF RESTRICTED NOTE LEGEND

(Notes other than Accredited Investor Notes)

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR THEREOF OR OF A BENEFICIAL INTEREST HEREIN OR THEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF SOFTWARE ACQUISITION GROUP INC. III (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B1A-1

THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN SUBSCRIPTION AGREEMENT, DATED APRIL 19, 2022, AMONG SOFTWARE ACQUISITION GROUP INC. III AND THE SUBSCRIBERS (AS DEFINED IN THE INDENTURE, DATED AS OF AUGUST 26, 2022, AMONG THE COMPANY, THE GUARANTORS PARTY THERETO AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE AND COLLATERAL AGENT).

B1A-2

EXHIBIT B-1B

FORM OF RESTRICTED NOTE LEGEND

(Accredited Investor Notes)

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR THEREOF (OR OF A BENEFICIAL INTEREST HEREIN OR THEREIN), THE ACQUIRER AGREES FOR THE BENEFIT OF SOFTWARE ACQUISITION GROUP INC. III (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B1B-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

B3-1

EXHIBIT B-4

FORM OF ORIGINAL ISSUE DISCOUNT LEGEND

THIS NOTE WILL BE TREATED AS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES (“OID”). HOLDERS MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY BY SUBMITTING A WRITTEN REQUEST TO: NOGIN, INC. 1775 FLIGHT WAY STE 400 TUSTIN, CA 92782, ATTENTION: JAN NUGENT; GEOFFREY VAN HAEREN.

B4-1

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[________] Supplemental Indenture (this “Supplemental Indenture”), dated as of_____among Software Acquisition Group Inc. III (the “Company”),______________ (the         “Guaranteeing Subsidiary”), a subsidiary of the Company, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of August 26, 2022, providing for the issuance of an unlimited aggregate principal amount of 7.00% Convertible Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01(b) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 9 thereof.

Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto will be deemed to be their original signatures for all purposes.

Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Representations and Warranties by Guaranteeing Subsidiary. The Guaranteeing Subsidiary hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SOFTWARE ACQUISITION GROUP INC. III

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 26, 2022 (the “Indenture”) among Software Acquisition Group Inc. III (the “Company”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”), (a) the due and punctual payment of the principal (including the Accreted Principal Amount) of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal (including the Accreted Principal Amount) of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee or the Collateral Agent all in accordance with the terms of the Indenture, the Notes, the Guarantees and any Security Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee and the Collateral Agent pursuant to the Indenture, the Notes, the Guarantees and any Security Documents are expressly set forth in Article 9 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[GUARANTORS]

By:
Name:
Title:

D-1

EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

F-1